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                                                                 EXHIBIT 4(e)(7)

                                LEASE AGREEMENT
                                 (AA 1992 MF-1)

                            Dated as of May 15, 1992

                                    between

                            MERIDIAN TRUST COMPANY,

                                        not in its individual capacity, except
                                        as expressly stated herein, but solely
                                        as Owner Trustee, Lessor

                                      and

                            AMERICAN AIRLINES, INC.,

                                                                       Lessee

                         One Boeing 767-323ER Aircraft

                                                                N371AA
================================================================================

               CERTAIN OF THE RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE AGREEMENT OF MERIDIAN TRUST COMPANY, AS OWNER TRUSTEE UNDER THE TRUST AGREEMENT (AA 1992 MF-1), DATED AS OF THE DATE HEREOF, BETWEEN MERIDIAN TRUST COMPANY AND THE OWNER PARTICIPANT NAMED THEREIN, HAS BEEN ASSIGNED TO AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF FIRST SECURITY BANK OF UTAH, N.A., INDENTURE TRUSTEE, UNDER THE TRUST INDENTURE AND SECURITY AGREEMENT (AA 1992 MF-1), DATED AS OF THE DATE HEREOF, FOR THE BENEFIT OF THE HOLDERS OF THE CERTIFICATES REFERRED TO IN SUCH TRUST INDENTURE AND SECURITY AGREEMENT. THIS LEASE AGREEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION) NO SECURITY INTEREST IN THIS LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE ORIGINAL COUNTERPART. THE COUNTERPART TO BE DEEMED THE ORIGINAL COUNTERPART SHALL BE THE COUNTERPART THAT CONTAINS THE RECEIPT THEREFOR EXECUTED BY FIRST SECURITY BANK OF UTAH,

N.A., AS INDENTURE TRUSTEE, ON THE SIGNATURE PAGES THEREOF. SEE SECTION 22 FOR INFORMATION CONCERNING THE RIGHTS OF THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.

                      THIS IS NOT THE ORIGINAL COUNTERPART

                      TABLE OF CONTENTS TO LEASE AGREEMENT

Section                                                                                             Page
- - -------                                                                                             ----
1.           Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1

2.           Acceptance and Leasing of Aircraft . . . . . . . . . . . . . . . . . . . . . . . .        19

3.           Term and Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20
                Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20
                Basic Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20
                Supplemental Rent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        21
                Payment to Lessor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        22
                Adjustments to Basic Rent, Stipulated
                   Loss Value and Termination Value   . . . . . . . . . . . . . . . . . . . . .        23
                Certain Advances; Reimbursement Thereof   . . . . . . . . . . . . . . . . . . .        24

4.           Lessor's Representations, Warranties
                and Covenants; Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . .        25
                Lessor's Representations, Warranties
                   and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        25
                Quiet Enjoyment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        26

5.           Return of Aircraft . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        26
                Return of Airframe and Engines  . . . . . . . . . . . . . . . . . . . . . . . .        26
                Return of Engines   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        30
                Fuels; Manuals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        30
                Storage upon Return   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        30
                Delayed Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        31
                Export Certificate of Airworthiness   . . . . . . . . . . . . . . . . . . . . .        32

6.           Liens    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        33

7.           Registration, Maintenance and Operation;
                Possession; Insignia  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        33
                Registration, Maintenance and Operation   . . . . . . . . . . . . . . . . . . .        33
                Possession  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        36
                Insignia  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        42

8.           Replacement and Pooling of Parts;
                Alterations, Modifications
                   and Additions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        43
                Replacement of Parts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        43
                Pooling of Parts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        44
                Alterations, Modifications and Additions  . . . . . . . . . . . . . . . . . . .        45

9.           Voluntary Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        46
                Right of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        46

                Sale of Aircraft  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        47
                Certain Obligations upon Sale of Aircraft   . . . . . . . . . . . . . . . . . .        49
                Retention of Aircraft by Lessor   . . . . . . . . . . . . . . . . . . . . . . .        50
                Purchase of Aircraft by Lessee  . . . . . . . . . . . . . . . . . . . . . . . .        51
                Termination of Lease, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .        53
                Termination as to Engines   . . . . . . . . . . . . . . . . . . . . . . . . . .        53

10.          Loss, Destruction, Requisition, Etc. . . . . . . . . . . . . . . . . . . . . . . .        53
                Event of Loss with Respect
                   to the Airframe  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        53
                Event of Loss with Respect to an Engine   . . . . . . . . . . . . . . . . . . .        59
                Application of Payments from Governmental
                   Authorities for Requisition of
                   Title or Use   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        61
                Requisition for Use by any Government
                   of the Airframe and the Engines
                   Installed Thereon  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        62
                Requisition for Use by the Government
                   of an Engine   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        62
                Application of Payments During
                   Existence of Event of Default  . . . . . . . . . . . . . . . . . . . . . . .        63
                Replacement Airframes and Replacement
                   Engines  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        63

11.          Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        63
                Public Liability and Property
                   Damage Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        63
                Insurance Against Loss or
                   Damage to Aircraft   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        66
                Application of Insurance Payments   . . . . . . . . . . . . . . . . . . . . . .        69
                Reports, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        71
                Insurance for Own Account   . . . . . . . . . . . . . . . . . . . . . . . . . .        71

12.          Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        72

13.          Assignment, Citizenship, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .        73

14.          Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        74

15.          Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        76

16.          Federal Bankruptcy Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        81

17.          Further Assurances; Financial Information  . . . . . . . . . . . . . . . . . . . .        81

18.          Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        82

19.          No Setoff, Counterclaim, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .        83


20.          Renewal Options; Purchase Options  . . . . . . . . . . . . . . . . . . . . . . . .        84
                Renewal Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        84
                Special Purchase Option   . . . . . . . . . . . . . . . . . . . . . . . . . . .        84
                Purchase Option   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        86

21.          Successor Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        86

22.          Security for Lessor's Obligation
                to Holders of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .        87

23.          Lessor's Right to Perform for Lessee . . . . . . . . . . . . . . . . . . . . . . .        87

24.          Maintenance of Certain Engines . . . . . . . . . . . . . . . . . . . . . . . . . .        88

25.          Investment of Security Funds; Miscellaneous  . . . . . . . . . . . . . . . . . . .        88

26.          Concerning the Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        88

27.          Sublessee's Performance and Rights . . . . . . . . . . . . . . . . . . . . . . . .        89

28.          Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        89


Exhibit A   -  Form of Lease Supplement
Exhibit B   -  List of Permitted Countries
Exhibit B-1 -  List of Supplemental Countries

                                LEASE AGREEMENT
                                 (AA 1992 MF-1)


                           This LEASE AGREEMENT (AA 1992 MF-1), dated as of May
15, 1992, between Meridian Trust Company, a Pennsyl- vania trust company, with its principal place of business at 35 North Sixth Street, Reading, Pennsylvania 19601, not in its individual capacity, except as expressly stated herein, but solely as Owner Trustee under the Trust Agreement (as defined in Section 1), and its successors and permitted assigns ("Lessor"), and AMERICAN AIRLINES, INC., a Delaware corporation with its principal place of business at Dallas/Fort Worth International Airport, Texas 75261-9616, and its successors and permitted assigns ("Lessee").


                             W I T N E S S E T H :


                           Section 1.  Definitions. (a) Unless the context
otherwise requires, all capitalized terms used herein and not otherwise defined shall have the meanings set forth below for all purposes of this Agreement:

                           "Advance" shall have the meaning specified in
Section 3(f) hereof.

                           "Affiliate" of any Person shall mean any other
Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, "control" when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                           "Aircraft" shall mean the Airframe delivered and
leased hereunder, together with the two Engines described in the Lease Supplement relating to the Airframe (or any Replacement Engine substituted for any Engine hereunder), whether or not any of such Engines or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other aircraft. The term "Aircraft" shall include any Replacement Aircraft.

                           "Airframe" shall mean (i) the Boeing 767-323ER
aircraft (except Engines or engines from time to time installed thereon) bearing U.S. Registration Number N371AA and Manufacturer's Serial Number 25198, and leased hereunder by Lessor to Lessee under a Lease Supplement; and (ii) any and all Parts so long as the same shall be incorporated or installed in or attached to such aircraft, or so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 after removal from such aircraft. The term "Airframe" shall include any Replacement Airframe substituted pursuant to Section 10(a). Except as otherwise set forth herein, at such time as a Replacement Airframe shall be so substituted and the Airframe for which the substitution is made shall be released from the lien of the Trust Indenture, such replaced Airframe shall cease to be an Airframe hereunder.

                           "Assumed Debt Rate" shall mean (i) with respect to
the Interim Period, a rate of interest equal to 4.8875% per annum, and (ii) with respect to the portion of the Term commencing on the Base Lease Commencement Date, a rate of inter- est of 9.04% per annum, in each case computed on the basis of a 360-day year of twelve 30-day months.

                           "Base Lease Commencement Date" shall mean November
26, 1992.

                           "Base Rate" shall mean a fluctuating rate equal to
the rate per annum announced publicly by The Chase Manhattan Bank (National Association) from time to time as its base rate.

                           "Basic Rent" for the Aircraft shall mean the rent
payable for the Aircraft pursuant to Section 3(b) hereof, as the same may be adjusted pursuant to Section 3(e) hereof or, during any Renewal Term or Extension Period, the rent payable for the Aircraft pursuant to Section 20(a) hereof.

                           "Bills of Sale" shall have the meaning set forth in
the Participation Agreement.

                           "Break Amount" shall have the meaning set forth in
the Trust Indenture.

                           "Business Day" shall mean any day other than a
Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York,

Dallas, Texas, Irvine, California, the city and state in which the principal corporate trust office of the Owner Trustee is located, or, so long as any Certificate is outstanding, the city and state in which the principal corporate trust office of the Indenture Trustee is located; provided, however, that for all purposes in respect of the LIBOR Rate (as defined in the Trust Indenture), "Business Day" shall also exclude days in which normal dealings in Dollar deposits in the London interbank market are not carried on.

                           "Casualty Loss Determination Date", with respect to
any Loss Payment Date on which Stipulated Loss Value is payable with respect to the Aircraft, shall mean the date specified in Exhibit B to the Rent Schedule next preceding such Loss Payment Date (or, if such Loss Payment Date is the same as a date specified in such Exhibit B, such date).

                           "Certificate" shall have the meaning set forth in
the Trust Indenture.

                           "Claim" and "Claims" shall mean, other than for
purposes of Section 7(b) of the Participation Agreement, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal fees and expenses, of whatsoever kind and nature, including, but not limited to, those arising by reason of negligence, strict or absolute liability and liability in tort.

                           "Code" shall mean the Internal Revenue Code of 1986,
as amended.

                           "Deferred Equity Advance" shall have the meaning
specified in Section 3(f).

                           "Deferred Equity Amount" shall have the meaning set
forth in the Participation Agreement.

                           "Delivery Date" shall mean the date of the Lease
Supplement covering the Aircraft, which date shall be the date the Aircraft is accepted by Lessor and leased to and accepted by Lessee hereunder.

                           "Engine" shall mean (i) each of the two General
Electric CF6-80C2B6 engines originally installed on the Airframe on delivery thereof and listed by manufacturer's serial numbers in the Lease Supplement relating to the

Airframe whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or on any other aircraft and (ii) any Replacement Engine which may from time to time be substituted pursuant to
Section 5(b), 9(g), 10(a) or 10(b) hereof for an Engine leased hereunder; together in each case with any and all Parts incorporated or installed in or attached thereto and any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 after removal from such Engine or Replacement Engine. Except as otherwise set forth herein, at such time as a Replacement Engine shall be so substituted and the Engine for which substitution is made shall be released from the lien of the Trust Indenture, such replaced Engine shall cease to be an Engine hereunder. The term "Engines" shall mean, as of any date of determination, all Engines then leased hereunder.

                           "Event of Default" shall have the meaning specified
in Section 14 hereof.

                           "Event of Loss" with respect to any property shall
mean any of the following events with respect to such property: (i) loss of such property or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever and, in the case of theft or disappearance, the continuation thereof for a period of not less than 180 days (or, if earlier, the end of the Term or any Renewal Term then in effect); (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive total loss; (iii) the condemnation, confiscation or seizure of, or requisition of title to, or use of, such property (other than a requisition for use (x) by the government of the United States which shall not have resulted in a loss of possession of the Aircraft for a period extending beyond the end of the Term or any Renewal Term then in effect, or, at Lessee's option, more than one year beyond the end of the Term or any Renewal Term then in effect, provided that if at the end of the Extension Period the Aircraft cannot be returned subject to the same terms and conditions as required at the end of the Term, such inability on such date shall constitute an Event of Loss, (y) by a Government (other than the government of the United States) which shall not have resulted in a loss of possession of the Aircraft for a period extending beyond the end of the Term or any Renewal Term then in effect or (z) by the government (other than a Government) of the country of registry of the Aircraft or any instrumentality or agency thereof which bears the full faith and credit of such government, which shall not have resulted in a loss of possession of the Aircraft for a period in excess of 180 consecutive days, or, if earlier, for a period extending beyond the end of the Term or any Renewal Term then in effect); (iv) as a result of any rule, regulation, order or other action by the Federal Aviation Administration, the Department of Transportation or other governmental body of the United States having jurisdiction, or, if the Aircraft is registered outside the United States, any governmental body of the country of registry having jurisdiction, the use of such property in the normal course of air transportation of persons shall have been prohibited for a period of six consecutive months (or, if earlier, for a period extending beyond the end of the Term or any Renewal Term then in effect), unless Lessee, prior to the expiration of such six-month period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee or, in any event, if such use shall have been prohibited for a period of twelve consecutive months (or, if earlier, for a period extending beyond the end of the Term or any Renewal Term then in effect); or (v) the operation or location of the Aircraft, while under requisition for use by the Government or government of the country of registry of the Aircraft, in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of Section 11, if Lessee shall be unable to obtain indemnity in lieu thereof from such Government or government; provided that if, prior to the earliest of the Loss Payment Date, the date on which notice of payment of the Certificates is given pursuant to Section 2.14 of the Trust Indenture, and the twenty-third anniversary of the Base Lease Commencement Date, such property shall be returned to Lessee either in the condition required by the terms hereof, or capable of being brought into such condition, and if Lessee diligently proceeds to bring such property into such condition, then such event shall, at the option of Lessee, not constitute an Event of Loss, unless Lessee shall have failed to bring such property into such condition by the 270th day following such return, whereupon such failure to bring such property into such condition by such date shall constitute an Event of Loss. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

                           "Excepted Property" shall have the meaning set forth
in the Trust Indenture.

                           "Extension Period" shall have the meaning set forth
in Section 10(d) hereof.

                           "Federal Aviation Act" shall mean the Federal
Aviation Act of 1958, as amended.

                           "Government" shall mean the government of any of the
United States, Canada, France, the Federal Republic of Germany, Japan, The Netherlands, Sweden, Switzerland and the United Kingdom and any instrumentality or agency of any thereof whose obligations bear the full faith and credit of the applicable government listed above.

                           "Indenture Default" shall have the meaning set forth
in the Trust Indenture.

                           "Indenture Estate" shall have the meaning set forth
in the Trust Indenture.

                           "Indenture Trustee" shall mean First Security Bank
of Utah, N.A., and each other Person which may from time to time be acting as indenture trustee under the Trust Indenture.

                           "Independent Appraisal" shall mean an appraisal
mutually agreed to by two nationally-recognized indepen- dent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee, or, if such appraisers cannot agree on such appraisal, an appraisal arrived at by a third independent aircraft appraiser chosen by the mutual consent of such two appraisers, provided that, if either party shall fail to appoint an appraiser within 15 days after a written request to do so by the other party, or if such two appraisers cannot agree on such appraisal and fail to appoint a third appraiser within 20 days after the date of the appointment of the second of such appraisers, then either party may apply to the American Arbitration Association to make such appointment; provided, further, that if Lessee shall fail to appoint an appraiser during any period when an Event of Default has occurred and is continuing, then the appraisal shall be that of the independent aircraft appraiser selected by Lessor. In the event such third independent appraiser shall be chosen to provide such appraisal, unless the parties agree otherwise, such appraisal shall be required to be made within 20 days of such appointment. An "Independent Appraisal" of the fair market rental value or fair market sales value of the Aircraft shall mean an appraisal which assumes that the sale or lease transaction would be an arm's-length transaction between an informed and willing lessee or buyer, as the case may be, under no compulsion to lease or buy, as the case may be, and an informed and willing lessor or seller, as the case may be, under no compulsion to lease or sell, as the case may be, and assumes that the Aircraft is unencumbered by this Lease or any renewal or purchase option hereunder and is in the condition required hereby; provided that an In- dependent Appraisal undertaken pursuant to Section 15 shall be a physical appraisal, including an examination of all logs and records and valuing the Aircraft on an "as-is, where-is" basis. The fees and expenses of appraisers for an Independent Appraisal, whenever undertaken pursuant to this Lease, shall be borne equally by Lessor and Lessee and each shall separately bear any fees, costs and expenses of its respective attorneys and experts (other than the appraisers referred to above) incurred in connection with such Independent Appraisal, except that the costs of an Independent Appraisal undertaken pursuant to Section 15 shall be for the account of Lessee.

                           "Interests" has the meaning set forth in Section
11(a).

                           "Interim Payment Amount" has the meaning set forth
in the Participation Agreement.

                           "Interim Payment Differential Amount" has the
meaning set forth in the Participation Agreement.

                           "Interim Period" shall mean the period from the
Delivery Date to and including the day prior to the Base Lease Commencement
Date.

                           "Lease Agreement", "this Lease Agreement", "this
Lease", "Agreement", "this Agreement", "hereof", "hereby", "hereunder" and other like terms mean, unless the context requires otherwise, this Lease Agreement, including all annexes, schedules, exhibits, appendices, and supplements thereto, all as amended, modified or supplemented pursuant to the applicable provisions thereof.

                           "Lease Period" for the Aircraft shall mean (i) the
Interim Period and (ii) each of forty-eight con- secutive semi-annual periods throughout the Term, the first such semi-annual period commencing on and including the Base Lease Commencement Date and each of the remaining periods commencing on and including the next subsequent Lease Period Date (other than the last such date).

                           "Lease Period Date" shall mean the Base Lease
Commencement Date and each succeeding May 26 and November 26 to and including November 26, 2016; provided that during any Renewal Term the term "Lease Period Date" shall include each succeeding May 26 and November 26 during such Renewal Term.

                           "Lease Supplement" shall mean the Lease Supplement,
substantially in the form of Exhibit A hereto, to be entered into between Lessor and Lessee for the purpose of leasing the Aircraft under and pursuant to the terms of this Lease or for any amendment hereto, and any other Lease Supplement entered into subsequent to the Delivery Date.

                           "Lessee" shall have the meaning set forth in the
first paragraph hereof.

                           "Lessor" shall have the meaning set forth in the
first paragraph hereof.

                           "Lessor's Cost" has the meaning set forth in the
Rent Schedule.

                           "Lessor's Lien" shall mean any Lien on or with
respect to the Airframe, any Engine or title thereto or any interest therein arising as a result of (i) claims against or affecting Lessor (in its individual capacity or as Owner Trustee) or the Owner Participant not related to the transactions contemplated by the Operative Documents, or (ii) any act or omission of Lessor (in its individual capacity or as Owner Trustee) or the Owner Participant not related to the transactions contemplated by the Operative Documents or not permitted under the Operative Documents, or (iii) Taxes or Claims imposed against Lessor (in its individual capacity or as Owner Trustee) or the Owner Participant which are not indemnified against by Lessee pursuant to the Participation Agreement or the Tax Indemnity Agreement, or (iv) claims against or affecting Lessor (in its individual capacity or as Owner Trustee) or the Owner Participant arising out of the voluntary transfer by Lessor (in its individual capacity or as Owner Trustee) or the Owner Participant of any of their respective interests in the Aircraft (including, without limitation, by means of granting a security interest therein other than the lien of the Trust Indenture), other than a transfer of its interest in the Aircraft pursuant to Section 8, 9, 10, 15 or 20 hereof; provided, however, that any Lien (other than a volitional Lien) which is attributable solely to Meridian Trust Company or the Owner Participant and would otherwise constitute a Lessor's Lien hereunder shall not constitute a Lessor's Lien hereunder so long as (1) the existence of such Lien poses no significant risk of a material reduction in the value of the Airframe or any Engine, (2) the existence of such Lien does not interfere in any way with the use or operation of the Aircraft by Lessee, (3) the existence of such Lien does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, and (4) Meridian Trust Company or the Owner Participant, as the case may be, is diligently contesting such Lien by appropriate proceedings.

                           "Lien" shall mean any mortgage, pledge, lien,
charge, encumbrance, lease, exercise of rights, security interest or claim.

                           "Loan Participant" shall mean each of the Original
Loan Participants, so long as it is the holder of a Certificate, and any Permitted Transferee, so long as it is the holder of a Certificate.

                           "Loan Participant Liens" shall mean, with respect to
any Loan Participant, Liens arising as a result of (i) claims against or affecting such Loan Participant not related to the transactions contemplated by the Operative Documents, (ii) acts or omissions of such Loan Participant not related to the transactions contemplated by the Operative Documents or not permitted under the Operative Documents or (iii) Taxes or Claims imposed against such Loan Participant which are not indemnified against by Lessee pursuant to the Participation Agreement.

                           "Loss Payment Date" shall have the meaning set forth
in Section 10(a).

                           "Manufacturer" shall mean The Boeing Company, a
Delaware corporation, and its successors and assigns.

                           "Manufacturer's Subsidiary" means Boeing Sales
Corporation, a Guam corporation and a wholly-owned sub- sidiary of the Manufacturer, and its successors and assigns.

                           "Operative Documents" shall mean this Lease, the
Lease Supplement, the Trust Agreement, the Trust Inden- ture, the Participation Agreement, the Purchase Agreement Assignment, the Bills of Sale, the Certificates, the Rent Schedule, the Tax Indemnity Agreement and the Trust Agreement and Indenture Supplement.

                           "Original Loan Participant" shall mean each of Royal
Bank of Canada and Credit Suisse, acting through its New York Branch.

                           "Overdue Rate" shall mean (a) with respect to the
portion of any payment of Rent that would be required to be distributed to the Loan Participants or the Indenture Trustee pursuant to the terms of the Trust Indenture, the Past Due Rate as defined in the Trust Indenture and (b) with respect to the portion of any payment of Rent that would be required to be distributed to Lessor pursuant to the terms of the Trust Indenture or would be payable directly to Lessor, the Owner Participant or the Owner Trustee in its individual capacity, the lesser of 2% over the Base Rate and the maximum interest rate from time to time permitted by law.

                           "Owner Participant" shall mean Mission Funding
Epsilon, a California corporation, and any other Person or Persons to which the Owner Participant transfers all or any portion of its right, title and interest in and to the Trust Agreement, the Trust Estate and the Participation Agreement, in accordance with Article VIII of the Trust Agreement and Section 16(c) of the Participation Agreement, and their respective successors and permitted assigns.

                           "Owner Participant's Net Economic Return" shall have
the meaning set forth in Section 15 of the Participation Agreement.

                           "Owner Participant's Revised Net Economic Return"
shall have the meaning set forth in Section 15 of the Participation Agreement.

                           "Owner Trustee" shall mean Meridian Trust Company, a
Pennsylvania trust company, not in its individual capacity but solely as trustee under the Trust Agreement, and each other Person which may from time to time be acting as Owner Trustee in accordance with the provisions of the Trust Agreement and this Agreement.

                           "Participants" shall mean the Owner Participant and
the Loan Participants.

                           "Participation Agreement" shall mean the
Participation Agreement (AA 1992 MF-1), dated as of the date hereof, among Lessee, the Original Loan Participants, the Indenture Trustee, the Owner Participant and Lessor (in its individual capacity only as expressly provided therein and otherwise as Owner Trustee), as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

                           "Parts" shall mean all appliances, parts,
instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (i) complete Engines or engines, (ii) any items leased by Lessee from a third party (other than items leased hereunder by Lessee from Lessor) and (iii) cargo containers), which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or which have been removed therefrom, so long as title thereto remains vested in Lessor in accordance with Section 8.

                           "Payment or Bankruptcy Default" shall mean an event
which, after notice or lapse of time or both, would constitute an Event of Default under Section 14(a), but only insofar as Section 14(a) relates to payments of Basic Rent or relates to payments of Supplemental Rent not then in dispute, 14(f), 14(g), 14(h) or 14(i).

                           "Permitted Air Carrier" shall have the meaning set
forth in Section 7(b)(i) hereof.

                           "Permitted Investment" shall mean each of (i) direct
obligations of the United States, and agencies thereof; (ii) obligations fully guaranteed by the United States; (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated under the laws of the United States or any state of the United States having combined capital and surplus and retained earnings of at least $500,000,000 (including Lessor in its individual capacity or the Indenture Trustee in its individual capacity if such conditions are met); (iv) bearer note deposits with, or certificates of deposit issued by, or promissory notes of, any subsidiary incorporated under the laws of Canada (or any province thereof) of any bank, trust company or national banking association described in clause (iii), (viii) or (ix); provided, however, that such bearer note deposits, certificates or promissory notes are guaranteed by such bank, trust company or national banking association; (v) commercial paper of companies having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investor's Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally-recognized rating organization in the United States) equal to either of the two highest ratings assigned by such organization and not on such organization's "watch list" for possible downgrading below such rating; (vi) U.S. dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (a) any bank, trust company or national banking association described in clause (iii), or (b) any other bank described in clause (viii) or (ix); provided, however, that such certificates are guaranteed by such bank, trust company or national banking association; (vii) U.S.-issued Yankee certificates of deposit issued by, or bankers' acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $500,000,000 and headquartered in Canada, Japan, the United Kingdom, France, the Federal Republic of Germany, Switzerland or The Netherlands; (viii) U.S. dollar-denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $500,000,000; (ix) Canadian Treasury Bills fully hedged to U.S. dollars;
(x) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 (including Lessor in its individual capacity or the Indenture Trustee in its individual capacity if such conditions are met) collateralized by transfer of possession of any of the obligations described in clauses (i) through (ix) above; or (xi) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, are rated in either of the two highest rating categories by Standard & Poor's Corporation or Moody's Investor's Ser- vice, Inc. (or, if neither such organization shall rate such obligations at such time, by any nationally recognized rating organization in the United States) and not on such organization's "watch list" for possible downgrading below such rating; provided that no investment shall be included within the definition of the term "Permitted Investment" unless (1) in the case of any invest- ment referred to in clause (iii), (vii) or (viii), the bank, trust company or national banking association issuing such investment shall then have its long-term unsecured debt obligations rated one of the two highest ratings obtainable from either Standard and Poor's Corporation or Moody's Investor's Service, Inc. (or, if neither such organization shall rate such debt obligations at any time, by any nationally recognized rating organization in the United States) (or, in the case of any foreign bank, the equivalent such rating) and not on such organization's "watch list" for possible downgrading below such rating, (2) in the case of any investment referred to in clause (v), the final maturity of such investment is equal to 180 days or less from the date of purchase thereof, and (3) in the case of any investment referred to in clause (iii), (iv), (vi),
(vii), (viii), (x) or (xi) the final maturity or date of return of such investment is equal to one year or less from the date of purchase thereof.

                           "Permitted Liens" shall mean Liens referred to in
clauses (i) through (vii) of Section 6.

                           "Person" shall mean any individual, corporation,
partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other legal entity.

                           "Purchase Agreement" shall mean the Purchase
Agreement dated as of June 23, 1989, between the Manufac- turer and Lessee (as heretofore amended, modified and supplemented), providing, among other things, for the manufacture and sale by the Manufacturer to Lessee (or to financing entities designated by Lessee) of certain Boeing 767-323ER aircraft, as such Purchase Agreement may hereafter be amended, modified or supplemented.

                           "Purchase Agreement Assignment" shall mean the
Purchase Agreement Assignment (AA 1992 MF-1), dated as of the date hereof, between Lessee and Lessor, pursuant to which Lessee assigns to Lessor certain of Lessee's rights and interests under the Purchase Agreement with respect to the Aircraft, which Purchase Agreement Assignment has annexed thereto, and which defined term shall be deemed to include, a Consent and Agreement thereto executed by the Manufacturer and an Agreement of Subsidiary executed by the Manufacturer's Subsidiary, all as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof and of the other Operative Documents.

                           "Renewal Term" shall have the meaning set forth in
Section 20(a) hereof.

                           "Renewal Term Rate" shall have the meaning set forth
in the Rent Schedule.

                           "Rent" shall mean Basic Rent and Supplemental Rent,
collectively.

                           "Rent Differential Amount" shall have the meaning
set forth in Section 3(b) hereof.

                           "Rent Schedule" means the Rent Schedule, dated as of
the date hereof, among Lessee, the Owner Partici- pant, the Owner Trustee and the Indenture Trustee, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions of the Operative Documents.

                           "Replacement Aircraft" shall mean the Aircraft of
which a Replacement Airframe is part.

                           "Replacement Airframe" shall mean a Boeing 767-323ER
passenger aircraft or a comparable or an improved model of such aircraft of the Manufacturer (except Engines or engines from time to time installed thereon) which shall have been manufactured no earlier than 18 months prior to the Delivery Date and which shall have been leased hereunder pursuant to Section 10(a) hereof, together with all Parts relating to such aircraft.

                           "Replacement Engine" shall mean a General Electric
CF6-80C2B6 engine (or an improved model of such engine of the same manufacturer or, with the consent of the Owner Participant (such consent not to be unreasonably denied) an engine of another manufacturer of a comparable or an improved model, and in any case suitable for installation and use on the Airframe and compatible for use on the Airframe with the other Engine leased hereunder and having a value and utility at least equal to the replaced engine) which shall have been leased (or, in the case of Section 5(b), returned) hereunder pursuant to Section 5(b), 9(g), 10(a) or 10(b) hereof, together with all Parts relating to such engine.

                           "Responsible Officer" shall mean, with respect to
Lessee, its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or, except for the purposes of the first sentence of Section 9(a) hereof, any other management employee (a) working under the supervision of such Chairman of the Board, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer and (b) whose responsibilities include the administration of the transactions and agreements, including this Agreement, contemplated by the Participation Agreement.

                           "Special Purchase Option Date" shall have the
meaning set forth in Section 20(b) hereof.

                           "Special Purchase Price" shall have the meaning set
forth in Section 20(b) hereof.

                           "Special Purchase Price Percentage" shall have the
meaning set forth in the Rent Schedule.

                           "Special Termination Date" shall have the meaning
set forth in the Rent Schedule.

                           "Special Termination Price" shall have the meaning
set forth in Section 9(e) hereof.

                           "Stipulated Loss Value" payable with respect to an
Event of Loss for the Aircraft shall mean (i) the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage set forth in Exhibit B to the Rent Schedule opposite the Casualty Loss Determination Date in respect of the Loss Payment Date (or, if the Loss Payment Date occurs on a Casualty Loss Determination Date, by the percentage set forth opposite such Casualty Loss Determination Date), plus (ii) an amount equal to the interest accruing on the outstanding Certificates for the period from and including such Casualty Loss Determination Date to but excluding the Loss Payment Date for the Aircraft, plus (iii) an amount equal to the interest accruing on the Equity Portion (as defined in the next sentence) at the Base Rate for the period from and including such Casualty Loss Determination Date to but excluding such Loss Payment Date; provided that during any Renewal Term, "Stipulated Loss Value" shall be determined as provided in Section 20. For purposes of the preceding sentence, the term "Equity Portion" shall mean an amount equal to the excess, if any, of the amount calculated pursuant to clause (i) of such preceding sentence over the aggregate unpaid principal of, and the aggregate unpaid accrued interest on, the outstanding Certificates as of such Casualty Loss Determination Date (assuming that all scheduled payments of principal and interest have been paid when due). The Stipulated Loss Value Percentages set forth in Exhibit B to the Rent Schedule have been computed on the assumption that each Certificate will bear interest throughout the term at the Assumed Debt Rate for such Certificate. To the extent that the aggregate amount of interest payable on the Certificates from and including the Lease Period Date next preceding a Casualty Loss Determination Date to but excluding such Casualty Loss Determination Date is greater or less than the amount included in calculating the Stipulated Loss Value Percentage set forth in Exhibit B to the Rent Schedule with respect to such Casualty Loss Determination Date on account of such Assumed Debt Rate, such percentage shall be increased or decreased to compensate for such differential. Anything contained herein or in the Participation Agreement to the contrary notwithstanding, Stipulated Loss Value for the Aircraft (both before and after any adjustment pursuant to Section 3(e), or any deduction pursuant to Section 3(f)) will, under any circum- stances and in any event, be an amount which, together with any other amounts required to be paid by Lessee hereunder in connection with such Event of Loss, is at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal of the outstanding Certificates, together with all unpaid interest thereon accrued to the date on which such amount is paid in accor- dance with the terms hereof.

                           "Supplemental Rent" shall mean all amounts,
liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay hereunder, under the Participation Agreement or under the Tax Indemnity Agreement to Lessor or others, including, without limitation, payments of Stipulated Loss Value, Termination Value and amounts calculated with reference thereto.

                           "Tax" and "Taxes" shall have the meanings set forth
in Section 7(c) of the Participation Agreement.

                           "Tax Change" shall mean an amendment to, or change
in, the Code or any other Federal tax statute or any regulation promulgated under any of the foregoing (or official interpretation of any of the foregoing), which is enacted or adopted after the execution and delivery of the Participation Agreement.

                           "Tax Indemnity Agreement" shall mean the Tax
Indemnity Agreement (AA 1992 MF-1), dated as of the date hereof, between the Owner Participant and the Lessee.

                           "Term" shall mean the term for which the Aircraft is
leased pursuant to Section 3(a) hereof and Section 3 of the Lease Supplement except that, during any Renewal Term, "Term" shall also mean such Renewal Term, as specified in Section 20(a) hereof.

                           "Termination Date" shall have the meaning set forth
in Section 9(a) hereof.

                           "Termination Value" for the Aircraft as of any date
of determination shall mean (i) the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage set forth in Exhibit C to the Rent Schedule opposite the Termination Value Determination Date in respect of the Termination Date (or if the Termination Date occurs on a Termination Value Determination Date, by the percentage set forth opposite such Termination Value Determination Date), plus (ii) an amount equal to the interest accruing on the outstanding Certificates for the period from and including such Termination Value Determination Date to but excluding the Termination Date for the Aircraft, plus (iii) an amount equal to the interest accruing on the Equity Portion (as defined in the next sentence) at the Base Rate for the period from and including such Termination Value Determination Date to but excluding such Termination Date; provided that during any Renewal Term, "Termination Value" shall be determined as provided in Section 20. For purposes of the preceding sentence, the term "Equity Portion" shall mean an amount equal to the excess of the amount calculated pursuant to clause (i) of such preceding sentence over the aggregate unpaid principal of, and the aggregate unpaid accrued interest on, the outstanding Certificates as of such Termination Value Determination Date (assuming that all scheduled payments of principal and interest have been paid when due). The Termination Value Percentages set forth in Exhibit C to the Rent Schedule have been computed on the assumption that each Certificate will bear interest throughout the term at the Assumed Debt Rate for such Certificate. To the extent that the aggregate amount of interest payable on the Certificates from and including the Lease Period Date next preceding a Termination Value Determination Date to but excluding such Termination Value Determination Date is greater or less than the amount included in calculating the Termination Value Percentage set forth in Exhibit C to the Rent Schedule with respect to such Termination Value Determination Date on account of such Assumed Debt Rate, such percentage shall be increased or decreased to compensate for such differential. Anything contained herein or in the Participation Agreement to the contrary notwithstanding, Termination Value for the Aircraft (both before and after any adjustment pursuant to Section 3(e), or any deduction pursuant to Section 3(f)) will, under any circumstances and in any event, be an amount which, together with any other amounts required to be paid by Lessee hereunder in connection with such ter- mination, be at least sufficient to pay in full as of any date of determination the aggregate unpaid principal of the outstanding Certificates, together with all unpaid interest thereon accrued to such date of determination.

                           "Termination Value Determination Date", with respect
to any Termination Date on which Termination Value is payable with respect to the Aircraft, shall mean the date specified in Exhibit C to the Rent Schedule next preceding such Termination Date (or, if such Termination Date is the same as a date specified in such Exhibit C, such date).

                           "Transaction Costs" has the meaning set forth in
Section 15 of the Participation Agreement.

                           "Trust Agreement" shall mean that certain Trust
Agreement (AA 1992 MF-1), dated as of the date hereof, between the Owner Participant and Lessor (in its individual capacity only as expressly provided therein and otherwise as Owner Trustee), as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof and in accordance with the other Operative Documents, including, without limitation, supplementation thereof by one or more Trust Agreement and Indenture Supplements entered into pursuant to the applicable provisions thereof.

                           "Trust Agreement and Indenture Supplement" shall
mean a supplement to the Trust Indenture and to the Trust Agreement, substantially in the form of Exhibit A to the Trust Indenture.

                           "Trust Estate" has the meaning specified in the
Trust Agreement.

                           "Trust Indenture" or "Indenture" shall mean the
Trust Indenture and Security Agreement (AA 1992 MF-1), dated as of the date hereof, between Lessor (in its individual capacity only as expressly provided therein and otherwise as Owner Trustee) and the Indenture Trustee, as originally executed or as modified, amended or supplemented by one or more Trust Agreement and Indenture Supplements or indentures supplemental thereto pursuant to the applicable provisions thereof.

                           "Trustee's Liens" shall have the meaning specified
in Section 5.04 of the Trust Indenture.

                           "United States" shall mean the United States of
America.

                           (b)  Definitions stated in Section 1(a) or elsewhere
herein shall apply equally to both the singular and plural forms of the terms defined. Reference to any Operative Document shall be deemed to refer, in the case of such document, to such document as it may from time to time be modified, amended or supplemented as permitted by the terms thereof.

                           Section 2.  Acceptance and Leasing of Aircraft.
Lessor hereby agrees (subject to satisfaction or waiver of the conditions set forth in Section 4 of the Participation Agreement) to accept delivery of the Aircraft from Lessee under the Participation Agreement and simultaneously therewith to lease to Lessee hereunder, and Lessee hereby agrees (subject to satisfaction or waiver of the conditions set forth in Section 11 of the Participation Agreement) to lease from Lessor hereunder, the Aircraft, as evidenced by the execution by Lessor and Lessee of a Lease Supplement covering the Aircraft. Lessor shall authorize one or more employees or agents of Lessee, designated by Lessee, as the authorized representative or representatives of Lessor to accept delivery of the Aircraft. Lessee hereby agrees that such acceptance of delivery by such authorized representative or representa- tives on behalf of Lessor shall, without further act, irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Lease. Lessee hereby agrees to deliver the Aircraft within the United States to Lessor, and Lessor hereby authorizes one or more employees or agents of Lessee, designated by Lessee, as the authorized representative or representatives of Lessor to ultimately deliver the Aircraft outside the United States within 1 year after the date of the acceptance of delivery of the Aircraft from Lessee under the Participation Agreement, as contemplated by Section 4(b) of the Tax Indemnity Agreement.

                           Section 3.Term and Rent. (a) Term.  Except as
otherwise provided herein, the Term for the lease of the

Aircraft hereunder shall commence on the Delivery Date and end on the day prior to the twenty-fourth anniversary of the Base Lease Commencement Date.

                           (b)  Basic Rent.  Lessee hereby agrees to pay Lessor
Basic Rent for the Aircraft throughout the Term in consecutive semi-annual installments payable on each Lease Period Date. Each such installment of Basic Rent in respect of the Aircraft shall be an amount equal to the amount determined by multiplying Lessor's Cost by the percentage set forth in Exhibit A to the Rent Schedule for the applicable Lease Period Date, as adjusted pursuant to the next paragraph.

                           Although the Basic Rent percentages set forth in
Exhibit A to the Rent Schedule have been computed on the assumption that each Certificate will bear interest at the Assumed Debt Rate for such Certificate throughout the Term, Lessor and Lessee recognize that the actual rate of interest on each Certificate may be a rate from time to time which may be greater or less than the Assumed Debt Rate for such Certificate and that the related basis upon which interest on the Certificates will be computed will be as provided in the Trust Indenture. Accordingly, each installment of Basic Rent shall be increased or decreased, as the case may be, by the Rent Differential Amount (as defined herein). For purposes hereof, "Rent Differential Amount" shall mean, as of any Lease Period Date on which Basic Rent is payable with respect to the Term, the amount, if any, by which (i) the aggregate amount of interest actually due and payable on such Lease Period Date on the Certificates exceeds or is less than (ii) the aggregate amount of interest on the Certificates that would have been due and payable on such Lease Period Date if each Certificate had borne interest at the Assumed Debt Rate for such Certificate for the period from and including the Lease Period Date next preceding such Lease Period Date to but excluding such Lease Period Date. If, as of any Lease Period Date on which Basic Rent is payable, the amount determined in accordance with clause (i) of the immediately preceding sentence shall be greater or less than the amount determined in accordance with clause
(ii) of such sentence, the amount of Basic Rent payable on such Lease Period Date shall be increased or decreased, as the case may be, by the Rent Differential Amount. Basic Rent payable hereunder shall also be increased by an amount equal to the accrued interest, if any, referred to in the second sentence of the second paragraph of the form of Certificate contained in Section 2.01 of the Indenture.

                           Anything contained herein or in the Participation
Agreement to the contrary notwithstanding, each installment of Basic Rent (both before and after any adjustment pursuant to Section 3(e), or any deduction pursuant to Section 3(f)), together with any Advance or Deferred Equity Advance made pursuant to Section 3(f) and any payment made by the Owner Participant under Section 16(a) of the Participation Agreement, shall be, under any circumstances and in any event, in an amount at least sufficient for Lessor to pay in full as of the due date of such installment any payment of principal of and interest on the Certificates required to be paid by Lessor pursuant to the Trust Indenture on the due date of such installment of Basic Rent.

                           Basic Rent accrues or is earned with respect to each
Lease Period in accordance with Exhibit A-1 to the Rent Schedule.

                           (c)  Supplemental Rent.  Lessee also agrees to pay
to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and owing (and in any event, within the relevant period as provided herein), and in the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. In addition, Lessee will pay as Supplemental Rent (i) on demand, an amount equal to interest at the Overdue Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period until the same shall be paid, (ii) subject to the final sentence of this paragraph (c), if any Break Amount is payable with respect to the Certificates pursuant to the Trust Indenture, as and when the same is payable by Lessor under the Trust Indenture, an amount equal to such Break Amount payable with respect to the Certificates and (iii) as and when the same are payable by Lessor, any amounts payable by the Lessor under Section 2.04 or 2.18 of the Trust Indenture, and all Supple-mental Rent to be paid pursuant to this Section 3(c) shall be payable in the type of funds and in the manner set forth in Section 3(d). Notwithstanding anything to the contrary set forth in any Operative Document or any other document or instrument relating thereto, Lessee shall have no responsibility or liability for any amounts payable to any Holder of a Certificate in respect of the Break Amount, if any, payable with respect to the Certificates of such Holder as a result of (i) a purchase of the Certificates pursuant to Section
2.13 of the Trust Indenture, (ii) an Indenture Default that does not also constitute an Event of Default or (iii) if an Indenture Default that is not an Event of Default shall have occurred, any deemed withdrawal of an election to purchase the Certificates pursuant to Section 2.13 of the Trust Indenture resulting from the curing of such Indenture Default.

                           (d)  Payment to Lessor.  All Rent shall be paid by
Lessee to Lessor at its office at 35 North Sixth Street, Reading, Pennsylvania 19601, Attn: Corporate Trust Administration (AA 1992 MF-1), in funds consisting of lawful currency of the United States which shall be immediately available at such office of Lessor not later than 11:00 a.m., New York City time, on the date of payment, provided that so long as the Trust Indenture shall not have been discharged pursuant to the terms thereof, Lessor hereby directs, and Lessee agrees, that all Rent (excluding Excepted Property) payable to Lessor and assigned to the Indenture Trustee pursuant to the Trust Indenture shall be paid directly to the Indenture Trustee at the times and in funds of the type specified in this Section 3(d) at the offices of the Indenture Trustee at 79 South Main Street, Salt Lake City, Utah 84111, Attn: Corporate Trust Department (AA 1992 MF-1) or at such other location in the United States as the Indenture Trustee may otherwise direct. Payments in respect of Excepted Property shall be paid in the lawful currency of the United States in immediately available funds to the Person to whom payable at the payment address of such Person as specified in Schedule I to the Participation Agreement.

                           (e)  Adjustments to Basic Rent, Stipulated Loss
Value and Termination Value. In the event that (i) Transaction Costs are other than 1.0% of Lessor's Cost, or (ii) prior to the acceptance of the Aircraft on the Delivery Date: (A) there shall have occurred a Tax Change and (B) after having been advised in writing by the Owner Participant of such Tax Change and the proposed adjustment to the payments of Basic Rent resulting therefrom, Lessee shall have waived its right under Section 11 of the Participation Agreement to decline to proceed with the transaction, or (iii) a refinancing or refunding as contemplated by Section 17 or Section 20 of the Participation Agreement occurs, or (iv) the Delivery Date is other than May 28, 1992, or (v) if the Certificates are not refunded or refinanced on or prior to the Base Lease Commencement Date, the Interim Payment Amount (after adjustment for any Interim Payment Differential Amount) is other than $1,345,440.50, or (vi) any amount is paid by Lessee to the Owner Participant pursuant to the Tax Indemnity Agreement, or (vii) if the Certificates are not refunded or refinanced on or prior to the Base Lease Commencement Date, any Deferred Equity Amount is other than $3,275,000.00, then all payments of Basic Rent, Interim Payment Amount, Deferred Equity Amount, Stipulated Loss Values, Termination Values and Special Purchase Price Percentage (or, in the case of an event described in clause (vi) above, payments of Stipulated Loss Values, Termination Values and Special Purchase Price Percentage only) will, subject always to the penultimate paragraph of Section 3(b), be adjusted (upwards or downwards, as the case may be) in accordance with the provisions of Section 18 or Section 20, as applicable, of the Participation Agreement. In addition, in the event of a refunding or refinancing as contemplated by Section 17 or Section 20 of the Participation Agreement, the Special Purchase Option Date shall be recalculated in accordance with the provisions of Section 18 or Section 20, as applicable, of the Participation Agreement.

                           (f)  Certain Advances; Reimbursement Thereof.  (i)
If and to the extent that the Indenture Trustee shall not have received by 1:00 p.m., New York City time, on or before the Base Lease Commencement Date the amount payable by the Owner Participant pursuant to Section 16(a)(i) of the Participation Agreement, Lessee shall advance to the Indenture Trustee on behalf of the Owner Participant on the Base Lease Commencement Date an amount equal to the Interim Payment Amount not so paid by the Owner Participant (the amount of such advance being herein called the "Advance"). In the event Lessee makes any Advance pursuant to this Section 3(f)(i) and is not reimbursed therefor by the Owner Participant as provided in Section 16(a)(i) of the Participation Agreement, Lessee shall be entitled to offset and deduct (without duplication) against each succeeding payment (other than as limited by the proviso to this sentence) due from Lessee to Persons other than the Loan Participants, the Indenture Trustee and Lessor in its individual capacity (including, without limitation, Basic Rent, payments due under Sections 5, 9, 10, 15 and 20 hereof, payments due under the Tax Indemnity Agreement and payments due to Persons other than the Loan Participant, the Indenture

Trustee and Lessor in its individual capacity under Section 7 of the Participation Agreement) the amounts (including interest) due and owing by the Owner Participant to Lessee from time to time under Section 16(a) of the Participation Agreement until Lessee has been fully reimbursed for such amounts (including interest at a rate per annum equal to the sum of 2% and the Base
Rate); provided that, in no event shall any such offset or aggregate combined effect of separate offsets reduce the amount of any installment of Basic Rent to an amount that is insufficient to pay in full the payments then required to be made on account of the principal of and interest on the Certificates then outstanding. Notwithstanding any provision of this Section 3(f)(i) to the contrary, Lessee's obligation to make the Advance shall terminate at such time as its obligation to pay Basic Rent terminates under this Lease.

                           (ii)  If and to the extent that the Indenture
Trustee shall not have received by 1:00 p.m., New York City time, on or before the Base Lease Commencement Date the amount payable by the Owner Participant pursuant to Section 16(a)(ii) of the Participation Agreement, Lessee shall advance to the Indenture Trustee on behalf of the Owner Participant on the Base Lease Commencement Date an amount equal to the Deferred Equity Amount not so paid by the Owner Participant (the amount of such advance being herein called the "Deferred Equity Advance"). In the event Lessee makes any Deferred Equity Advance pursuant to this Section 3(f)(ii) and is not reimbursed therefor by the Owner Participant as provided in Section 16(a)(ii) of the Participation Agreement, Lessee shall be entitled to offset and deduct (without duplication) against each succeeding payment (other than as limited by the proviso to this sentence) due from Lessee to Persons other than the Loan Participant, the Indenture Trustee and Lessor in its individual capacity (including, without limitation, Basic Rent, payments due under Sections 5, 9, 10, 15 and 20 hereof, payments due under the Tax Indemnity Agreement and payments due to Persons other than the Loan Participant, the Indenture Trustee and Lessor in its individual capacity under Section 7 of the Participation Agreement) the amounts (including interest) due and owing by the Owner Participant to Lessee from time to time under Section 16(a)(ii) of the Participation Agreement until Lessee has been fully reimbursed for such amounts (including interest at a rate per annum equal to the sum of 2% and the Base Rate); provided that, in no event shall any such offset or aggregate combined effect of separate offsets reduce the amount of any installment of Basic Rent to an amount that is insufficient to pay in full the payments then required to be made on account of the principal of and interest on the Certificates then outstanding. Notwithstanding any provision of this
Section 3(f)(ii) to the contrary, Lessee's obligation to make the Deferred Equity Advance shall terminate at such time as its obligation to pay Basic Rent terminates under this Lease.

                           Section 4.  Lessor's Representations, Warranties and
Covenants; Quiet Enjoyment. (a) Lessor's Representa- tions, Warranties and Covenants. NEITHER LESSOR IN ITS INDIVIDUAL CAPACITY OR AS OWNER TRUSTEE NOR THE OWNER PARTICIPANT NOR ANY LOAN PARTICIPANT NOR THE INDENTURE TRUSTEE MAKES OR SHALL BE DEEMED TO HAVE MADE, AND EACH WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that Lessor in its individual capacity represents and warrants that on the Delivery Date Lessor shall have received whatever rights, title and interests in, to and under the Aircraft was conveyed to it by Lessee, and Lessor represents, warrants and covenants in its individual capacity that the Aircraft shall be free of Lessor's Liens (disregarding for this purpose the proviso to the definition thereof) attributable to it in its individual capacity. Lessor also represents and warrants in its individual capacity that it is, in its individual capacity, a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act.

                           (b)  Quiet Enjoyment.  Lessor covenants that, so
long as no Event of Default shall have occurred and be continuing, it will not take any action contrary to Lessee's rights under this Lease, or otherwise interfere with or interrupt the quiet enjoyment of the use, operation and possession of the Aircraft, the Airframe or any Engine by Lessee or any sublessee, assignee or transferee under any sublease, assignment or transfer then in effect and permitted by the terms of this Lease. Lessee agrees that it shall perform the agreements, covenants and indemnities of Lessee set forth in the Participation Agreement, all of which are hereby incorporated by reference with the same force and effect as set forth herein in full.

                           Section 5.  Return of Aircraft. (a) Return of
Airframe and Engines. Upon the termination of this Lease at the end of the Term, a Renewal Term or pursuant to or as specified in Section 5(e) or 9, unless Lessee shall have exercised its option to purchase the Aircraft pursuant to Section 9(e), 20(b) or 20(c), and, except as otherwise provided in Section 9(b), 9(e), 10(a), 10(d), 20(b) or 20(c), Lessee will return the Aircraft by delivering the same, at its own expense (except as otherwise provided in this Section 5(a) and Section 5(d)), (x) to any location designated by the Owner Participant and reasonably satisfactory to Lessee, provided that if such location is not on Lessee's route system, the Owner Participant shall be responsible for Lessee's costs and expenses of fuel and crew and other flight related costs in connection with such off-route delivery to the extent such costs and expenses exceed the costs and expenses that would have been incurred by Lessee in delivering the Aircraft to the location specified in this clause
(x), or (y) if Lessor has requested storage pursuant to Section 5(d), to the location determined in accordance with Section 5(d), fully equipped with two Engines (which may be Replacement Engines), or other General Electric CF6-80C2B6 engines (or other General Electric engines of an improved model suitable for installation and use on the Airframe and compatible for use on the Airframe with the other Engine or engine being returned hereunder) owned by Lessee, duly installed there- on. At the time of such return, (A) such Airframe and Engines or engines (i) shall be, if the Aircraft is then registered under the laws of the United States as provided in the final sentence of this paragraph, duly certificated as an airworthy aircraft by the Federal Aviation Administration or, if the Aircraft is not then registered under the laws of the United States as so provided, shall be duly certificated as an airworthy aircraft by the central civil aviation authority of the jurisdiction in which the Aircraft is then registered, and, subject to such sentence, in any case contemplated by the proviso to such sentence, shall be eligible for cer- tification as an airworthy aircraft by the Federal Aviation Administration, (ii) shall be free and clear of all Liens (other than Lessor's Liens), (iii) shall be in as good an operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted, or, in the case of any such engines owned by Lessee, shall have a value and utility at least equal to, and shall be in as good an operating condition as required by the terms hereof with respect to, Engines constituting part of the Aircraft but not then installed on the Airframe, (iv) shall have all Lessee's and any sublessee's exterior markings removed or painted over with the areas thereof refinished to match adjacent areas and (v) in the event that Lessee does not use a progressive maintenance program with respect to the Airframe or a condition-monitored maintenance program with respect to such Engines or engines, and Lessee adopts a block overhaul program with respect to the Airframe or a hard time engine shop visit or hard time module shop visit program with respect to such Engines or engines, or both, the Airframe shall have remaining until the next scheduled block overhaul at least 25% of the allowable hours between block overhauls permitted under the block overhaul program then used by Lessee and the aggregate number of hours of operation on all such Engines or engines remaining until the next hard time engine shop visit or hard time module shop visit shall be at least 3,000 hours and (B) such Aircraft shall, except as otherwise provided herein, be in a configuration suitable for commercial passenger service and shall be in compliance with all mandatory environmental, noise, air pollution and other standards prescribed by the Federal government of the United States and any other jurisdiction whose standards are then applicable to the Aircraft, provided that compliance with such foreign standards shall not be required to the extent that it is not possible for Lessee to comply with such standards because of a conflict with the applicable standards of the Federal Government of the United States. In the event that Lessee has adopted a block overhaul program with respect to the Airframe and does not meet the conditions set forth in subclause (v) of clause (A) of the immediately preceding sentence with respect thereto, Lessee shall pay Lessor a dollar amount computed by multiplying (i) 110% of Lessee's direct cost (during the preceding twelve months) of such block overhaul by (ii) a fraction of which (x) the numerator shall be the excess of 25% of the hours of operation between such block overhauls over the actual number of hours of operation remaining on the Airframe to the next block overhaul and (y) the denominator shall be the aggregate number of hours allowable between block overhauls in accordance with such block overhaul program. In the event that Lessee has adopted a hard time engine shop visit or hard time module shop visit program with respect to such

Engines or engines and Lessee does not meet the above conditions with respect to such Engines or engines, Lessee shall pay Lessor a dollar amount computed by multiplying (i) the product of (x) 110% of Lessee's direct cost (during the preceding twelve months) of such hard time engine shop visit or hard time module shop visit and (y) the number of Engines or engines returned by (ii) a fraction of which (A) the numerator shall be the difference between 3,000 hours in the aggregate for the Engines or engines on the Aircraft and the actual aggregate number of hours of operation remaining to the next hard time engine shop visit or hard time module shop visit for the Engines or engines on the Aircraft and (B) the denominator shall be the aggregate number of hours allowable between hard time engine shop visits or hard time module shop visits for such Engines or engines. At the time of such return, Lessee will (unless Lessor or the Owner Participant shall have requested Lessee at least 90 days prior to such time of return, to retain the existing registration of the Aircraft) cause the Aircraft if it is not then so registered, to be registered under the laws of the United States with the Federal Aviation Administration in the name of Lessor or its designee; provided that Lessee shall be relieved of its obligation to cause such registration (but not its obligation to return the Aircraft in such condition as would have made it eligible for certification as an airworthy aircraft had the Aircraft in fact been registrable at the time) under this sentence if (x) such registration is prohibited by reason of the failure of Lessor, the Owner Participant or Lessor's designee to be eligible on such date to own an aircraft registered with the Federal Aviation Administration or (y) Lessee shall have provided to Lessor and the Owner Participant an opinion of counsel experienced in matters pertaining to such registration (which counsel may be special Oklahoma City counsel or other counsel reasonably acceptable to Lessor) that in the opinion of such counsel, such registration is prohibited by applicable law other than for the reason set forth in clause (x) and that such prohibition does not result from an act of failure to act on the part of Lessee or any sublessee of the Aircraft.

                           Any maintenance program used by Lessee for airframes
operated by Lessee (including the Airframe) substantially similar to the maintenance program currently described in Lessee's FAA Part 121 Maintenance Program shall be considered a progressive maintenance program (and not a block overhaul program) and any engine maintenance program used by Lessee for engines operated by Lessee (including the

Engines) substantially similar to the program currently described in such FAA
Part 121 Maintenance Program shall be considered a condition monitored maintenance program.

                           During the six months ending on the last day of the
regularly scheduled Term (unless Lessee shall have elected to purchase the Aircraft or renew this Lease in accordance with the terms of this Lease), with reasonable notice, Lessee will cooperate, and will in any sublease in effect at such time require the sublessee to cooperate, at the Owner Participant's sole cost, expense and risk, in all reasonable respects with the efforts of Lessor to sell or lease the Aircraft, including without limitation, permitting purchasers or lessees that have committed to purchase the Aircraft subject to inspection and other customary closing conditions, to inspect the Aircraft, any records relating to the Aircraft then required to be retained by the Federal Aviation Administration or by the comparable government agency of the country in which the Aircraft is then registered and/or under the laws of which the Aircraft is then maintained and trend monitoring records such as flight monitoring and engine control systems data, all in accordance with Section 12 hereof, provided that any such cooperation shall not interfere with the normal operation or maintenance of the Aircraft by, or the business of, Lessee or any sublessee.

                           (b)  Return of Engines.  In the event that any
engine not owned by Lessor shall be delivered with the Airframe as set forth in paragraph (a) of this Section 5, Lessee, concurrently with such delivery, will, at its own expense, furnish Lessor with a warranty (as to title) bill of sale in form and substance reasonably satisfactory to Lessor (which warranty shall except Lessor's Liens (disregarding for this purpose the proviso to the definition thereof)) with respect to each such engine and with a written opinion of Lessee's counsel (which may be Lessee's General Counsel) to the effect that such bill of sale constitutes an effective instrument for the conveyance of title to such engine to Lessor, and thereupon Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor's Liens (disregarding for this purpose the proviso to the definition thereof)), all Lessor's right, title and interest in and to an Engine constituting part of the Aircraft but not installed on the Airframe at the time of the return of the Airframe.

                           (c) Fuels; Manuals.  Upon the return of the Airframe
pursuant to this Section 5, (i) Lessee shall have no obligation with respect to the amount of fuel or oil contained in the Airframe and all fuel or oil remaining on board the Airframe shall be the property of Lessor without charge and (ii) Lessee shall deliver or cause to be delivered to Lessor all logs, manuals and data, and inspection, modification and overhaul records required to be maintained with respect thereto under applicable rules and regulations of the Federal Aviation Administration and, if the Aircraft has been registered under the laws of a jurisdiction other than the United States, of the applicable foreign governmental authority. All such logs, records, manuals and data shall be in English.

                           (d) Storage upon Return.  Upon written request of
Lessor received at least 30 days prior to the end of the Term, Lessee will provide Lessor with storage facilities (x) free of charge except as provided below for the Aircraft for a period not exceeding 30 days and (y) at the Owner Participant's sole cost and expense for an additional period not to exceed 60 days after the initial 30 day period, at such location on Lessee's route system as shall be designated within 15 days of such request by Lessee; provided that the Owner Participant may request that the Aircraft be stored at any other location on Lessee's route system used by Lessee for such purpose, in which case Lessee may, in its sole discretion, provide such facilities for such period; provided further that the risk of loss of the Aircraft and Lessee's out-of-pocket costs in connection with providing such facilities (it being understood that such out-of-pocket costs shall not be deemed to include the cost of making the storage facilities available) and the cost of insurance shall, in all cases, be for the account of the Owner Participant. In the event the Owner Participant, after a storage location is determined as provided in the first sentence of this Section 5(d), shall request Lessee to deliver the Aircraft to a second location, Lessee will, at the Owner Participant's expense, fly the Aircraft within such 30-day period to a reasonable location selected by the Owner Participant, for storage at the risk and expense of the Owner Participant, upon receipt of evidence of insurance coverage (reasonably satisfactory to Lessee), provided that (i) Lessee shall not be required to store the Air- craft at any location used by Lessee for storage of surplus aircraft available for sale except as provided in the first sentence of this
Section 5(d) and (ii) the delivery by Lessee of the Aircraft to the first location determined as provided in such sentence in the condition required by Section 5(a) shall constitute delivery of the Aircraft as required by said Section 5(a). Lessor or the Owner Participant, at its expense, may place such other insurance in such circumstances on the Aircraft as it may deem appropriate.

                           (e)  Delayed Return.  (i) In the event that the use
of the Aircraft, Airframe or any Engine in the normal course of the business of air transportation is prohibited on the last day of the Term or the date the Aircraft is required to be redelivered pursuant to Section 9, Lessee shall not be required to return such Aircraft to Lessor but may retain custody and control of the Aircraft for a period not in excess of 30 days beyond the last day of the Term or such date in order to attempt in a diligent manner to remedy any condition prohibiting such use or (ii) in connection with any sublease of the Aircraft by Lessee permitted under the terms of this Lease, Lessee may at its option, upon written notice to Lessor given not less than 60 days prior to the last day of the Term or such date, extend this Lease for a period not in excess of 30 days beyond the last day of the Term in order to enable Lessee to bring the Aircraft to the condition required under this Section 5 on its return to Lessor; provided that in either case, Lessee shall pay to Lessor at monthly intervals the daily equivalent of the average annual Basic Rent payable during the Term (excluding the Interim Period) pursuant to the terms hereof for each day of such period and, in addition, Lessee shall pay to Lessor, in the case of clause (ii), damages incurred by Lessor as a result of the delayed return.

                           (f)  Export Certificate of Airworthiness.  Upon the
written request of Lessor received a sufficient time prior to the end of the Term (and, in any event, not less than 60 days prior to the end of the Term), Lessee will, unless it shall have exercised its option to purchase the Aircraft under Section 9(e), 20(b) or 20(c), subject to the availability of maintenance and other appropriate personnel and facilities, use its best efforts to obtain or assist Lessor in obtaining an export certificate of airworthiness for the Aircraft from the Federal Aviation Administration or, if the Aircraft is then registered in any country other than the United States and the Lessor or the Owner Participant shall have requested that Lessee retain the existing registration of the Aircraft at the expiration of the Term in accordance with
Section 5(a), the corresponding authority in the country of registry of the Aircraft; provided that (i) the Owner Participant shall reimburse

Lessee for Lessee's costs in connection therewith, (ii) Lessee shall not be under any obligation to maintain, service, repair, overhaul or test the Aircraft, or otherwise to perform any work or services in respect of the Aircraft, in connection therewith that is inconsistent with the maintenance program then applicable to the Aircraft, (iii) Lessee shall not be under any obligation to cause the Aircraft to satisfy the airworthiness or other relevant requirements of any country other than the United States or such country of registry in connection with the proposed export of the Aircraft, (iv) Lessee shall not be required for such purpose to interfere with the use, operation or maintenance of the Aircraft or the normal conduct of Lessee's business, and (v) Lessee shall not be required to undertake or incur any additional liabilities in connection therewith.

                           Section 6.  Liens.  Lessee will not directly or
indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Airframe or any Engine, title thereto or any interest therein or in this Lease except (i) the respective rights of Lessor and Lessee as herein provided, the Lien created under the Trust Indenture, the rights of Lessor under the Purchase Agreement Assignment and the rights of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Loan Participants under the Trust Agreement, the Trust Indenture, and the Participation Agreement, (ii) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Sections 7(b) and 8(b), (iii) Lessor's Liens (disregarding for this purpose the proviso to the definition thereof), Loan Participant Liens and Trustee's Liens, (iv) Liens for Taxes either not yet due or being contested in good faith (and for the payment of which adequate reserves have been provided) by ap- propriate proceedings so long as such proceedings do not involve any significant danger of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (v) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent or is being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings do not involve any significant danger of the sale, forfeiture or loss of the Airframe or any Engine or interest therein, (vi) Liens arising out of judgments or awards against Lessee or any sublessee with respect to which an appeal or proceeding for review is being prosecuted in good faith, so long as any such judgment or award does not involve any significant risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein (unless Lessee or any sublessee shall have provided a bond or other security in an amount and under terms reasonably satisfactory to Lessor), and (vii) salvage or similar rights of insurers under insurance policies maintained pursuant to Section 11. Lessee will promptly, at its own expense, take such action as may be necessary duly to discharge (by bonding or otherwise) any such Lien not excepted above if the same shall arise at any time.

                           Section 7.  Registration, Maintenance and Operation;
Possession; Insignia. (a) Registration, Maintenance and Operation. Lessee, at its own cost and expense, shall:

                           (i) forthwith upon the delivery thereof to Lessor on the Delivery Date, cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, under the laws of the United States, in the name of Lessor, as owner, except (x) as otherwise required by the Federal Aviation Act, or (y) to the extent that such regis- tration cannot be effected because of Lessor's or the Owner Participant's failure to comply with the citizenship or other eligibility requirements for registration of aircraft under such Act; provided that Lessor shall execute and deliver all such documents as Lessee shall reasonably request for the purpose of effecting and continuing such registration. Not- withstanding the preceding sentence, but subject to the conditions and requirements of Sections 9(m) and 9(n) of the Participation Agreement, Lessee, at no expense or liability to Lessor, the Owner Participant, any Loan Participant or the Indenture Trustee, may cause the Aircraft to be duly registered under the laws of any jurisdiction in the name of Lessor or of any nominee of Lessor, or, if required by applicable law, in the name of Lessee or any other Person, and Lessor will cooperate with Lessee in effecting such foreign registration;

                           (ii) maintain, service, repair, overhaul and test the Aircraft in accordance with a maintenance program (as approved by the Federal Aviation Administration) for Boeing 767-323ER aircraft and General Electric CF6-80C2B6 engines (or, at Lessee's option, in accordance with the aircraft maintenance standards for such aircraft and engines approved by the central civil aviation authority of any of Canada, the Federal Republic of Germany, France, Japan, Switzerland, the United Kingdom or any other jurisdiction with aircraft maintenance standards that are, at the time that such standards become applicable to the Aircraft, substantially similar to those of the United States or substantially similar to those of any of the foregoing countries on the Delivery Date) and in the same manner and with the same care used by Lessee with respect to comparable aircraft and engines owned or operated by Lessee and utilized in similar circumstances so as to keep the Aircraft in as good an operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage in accordance with applicable regulations or during periods of grounding by applicable governmental authorities) under the Federal Aviation Act or, if the Aircraft is registered under the laws of any other jurisdiction, the laws of such jurisdiction;

                          (iii)   maintain all records, logs and other
           materials in English and such other languages as are, from time to time, required by the appropriate authorities in the jurisdiction where the Aircraft is registered and maintained to be maintained in respect of the Aircraft; and

                           (iv) promptly furnish to Lessor such information as may be required to enable Lessor to file any reports, returns or statements required to be filed by Lessor with any governmental authority because of Lessor's or the Owner Participant's interest in the Aircraft.

                           Lessee agrees that the Aircraft will not be
maintained, used or operated in violation of any law or any rule, regulation or order of any government or governmental authority having jurisdiction (domestic or foreign), or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such government or authority; provided that Lessee shall not be in default under this sentence if it is not possible for it to comply with the laws of a jurisdiction other than the United States (or the jurisdiction in which the Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which the Aircraft is then registered). In the event that any such law, rule, regulation or order requires alteration of the Aircraft, Lessee will conform thereto or obtain conformance therewith at no expense to Lessor and will maintain the Aircraft in proper operating condition under such laws, rules, regulations and orders; provided, however, that Lessee may, in good faith, contest the validity or ap- plication of any such law, rule, regulation or order in any reasonable manner which does not materially adversely affect Lessor or involve a significant risk of the imposition of criminal liability on Lessor or the Owner Participant; and provided, further, that no such contest shall continue beyond the end of the Term or any Renewal Term. Lessee also agrees not to operate or locate the Aircraft, or suffer the Aircraft to be operated or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 11, except in the case of a requisition for use by any Government where Lessee obtains indemnity in lieu of such insurance from such Government against the risks and in the amounts required by Section 11 covering such area, or (ii) in any war zone or recognized or, in Lessee's reasonable judgment, threatened area of hostilities unless covered by war risk insurance of the type required to be maintained in
Section 11, or unless the Aircraft is operated or used under contract with any Government, under which contract such Government assumes liability for any damage, loss, destruction or failure to return possession of the Aircraft at the end of the term of such contract and for injury to persons and damage to property of others.

                           (b)  Possession.  Lessee will not, without the prior
written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided that, so long as no Event of Default (or, in the case of a sublease described in clause (viii) or (ix) below, a Payment or Bankruptcy Default) shall have occurred and be continuing, and so long as the action to be taken shall not deprive the Indenture Trustee of the perfected Lien of the Trust Indenture on the Airframe or (subject to subclause (B) of the "provided further" clause to subsection (i) of this Section 7(b)) any Engine, and in any event, so long as Lessee shall comply with the provisions of Section 11, Lessee may, without the prior consent of Lessor:

                           (i) subject the Airframe to normal interchange agreements or any Engine to normal interchange or pooling agreements or arrangements in each case customary in the airline industry and entered into by Lessee in the ordinary course of its business with any other United States air carrier as to which there is in force a certificate issued pursuant to Section 401 of the Federal Aviation Act or any successor provision that gives like authority, and as to which there is in full force and effect an air carrier operating certificate issued pursuant to Part 121 of the regulations under such Act, or with any "foreign air carrier" (as such term is defined in such Act) as to which there is in force a permit issued pursuant to Section 402 of said Act and which is principally based in and a domiciliary of either (A) a country listed in Exhibit B or B-1 hereto or (B) a country as to which Lessee has delivered an opinion to the effect specified in clause (y) of paragraph (ix) of this
           Section 7(b) with respect to such interchange agreement (mutatis mutandis) with such foreign air carrier (any such United States certificated air carrier and any such foreign air carrier being hereinafter called a "Permitted Air Carrier"); provided that no transfer of the registration of such Airframe shall be effected in connection therewith; and provided further that (A) no such agreement or arrangement contemplates, permits or requires or results in the transfer of title to the Airframe and (B) if Lessor's title to any such Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and Lessee shall comply with
           Section 10(b) in respect thereof;

                          (ii) deliver possession of the Airframe or any Engine to the manufacturer thereof for testing or other similar purposes or to any organization for service, repair, maintenance or overhaul work on the Airframe or such Engine or any part thereof or for alterations or modifications in or additions to the Airframe or such Engine to the extent required or permitted by the terms of
           Section 7(a) or 8(c);

                         (iii) transfer possession of the Airframe or any Engine to the United States or any instrumentality or agency thereof pursuant to a sublease, contract or other instrument a copy of which shall be furnished to Lessor and the Indenture Trustee; provided that the term of such sublease (including, without limitation, any option of the sublessee to renew or extend) or the term of possession under such contract or other instrument shall not continue beyond the end of the Term or any Renewal Term then in effect;

                           (iv) transfer possession of the Airframe or any Engine to the United States or any instrumentality or agency thereof in accordance with applicable laws, rulings, regulations or orders (including, without limitation, the Civil Reserve Air Fleet Program authorized under 10 U.S.C. Sec. 9511 et seq., or any substantially similar program);

                            (v) install an Engine on an airframe owned by Lessee free and clear of all Liens, except (A) those of the type permitted under clauses (ii), (iii), (iv), (v), (vi) and (vii) of
           Section 6 and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety) and (B) the rights of other Permitted Air Carriers under normal interchange agreements which are customary in the airline industry and do not contemplate, permit, require or result in the transfer of title to the airframe or engines installed thereon;

                           (vi) install an Engine on an airframe leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement; provided that (A) such airframe is free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and except Liens of the type permitted by clauses (A) and (B) of subparagraph (v) of this paragraph of Section 7(b) and (B) Lessee shall have obtained from the lessor or secured party of such airframe a written agreement (which may be the lease or conditional sale or other security agreement covering such airframe), in form and substance satisfactory to Lessor (it being understood that an agreement from such lessor or secured party substantially in the form of the final sentence of the penultimate paragraph of this
           Section 7(b) shall be deemed to be satisfactory to Lessor), whereby such lessor or secured party expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease or to the lien of the Trust Indenture;

                          (vii) install an Engine on an airframe owned by Lessee, leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement under circumstances where neither subparagraph (v) nor subparagraph (vi) of this Section 7(b) is applicable; provided that such installation shall be deemed an Event of Loss with respect to such Engine and Lessee shall comply with
           Section 10(b) in respect thereof if such installation shall adversely affect Lessor's interest in, or, so long as the lien of the Trust Indenture has not been discharged, the Indenture Trustee's interest in, such Engine, Lessor not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by Lessee with such Section 10(b);

                         (viii) sublease any Engine or the Airframe and Engines or engines then installed on the Airframe to any United States air carrier as to which there is in force a certificate issued pursuant to Section 401 of the Federal Aviation Act or successor provision that gives like authority; provided that the term of such sublease (including, without limitation, any option of the sublessee to renew or extend) shall not continue beyond the end of the Term or any Renewal Term then in effect, unless Lessee shall have irrevocably agreed to purchase the Aircraft or renew this Lease in accordance with the terms hereof at the end of the Term or such Renewal Term, as the case may be, to a date beyond the end of the term of such sublease (assuming that all options to renew or extend such sublease will be exercised); and

                           (ix) sublease any Engine or the Airframe and Engines or engines then installed on the Airframe to (A) any foreign air carrier that is principally based in and a domiciliary of a country that is listed in Exhibit B hereto, or (B) any foreign air carrier that is principally based in and a domiciliary of a country listed in Exhibit B-1 hereto, or (C) any foreign air carrier not described in clause (A) or (B) above, provided that (x) if the Owner Participant shall have delivered an opinion of counsel to the Owner Participant licensed in any country listed in Exhibit B-1, such counsel to be reasonably satisfactory to Lessee, to the effect that an opinion as to the matters set forth in clause (y) below cannot be rendered with respect to such country and the reasons therefor, then such country shall be deemed deleted from Exhibit B-1 and (y) prior to any sublease to a foreign air carrier under clause
           (C) above, Lessor shall have received an opinion of counsel to Lessee licensed in the country in which the sublessee is domiciled and principally based, such counsel to be reasonably satisfactory to the Owner Participant and the Indenture Trustee, to the effect that
           (1) there exist no possessory rights in favor of the sublessee under the laws of such sublessee's country which would, upon bankruptcy or insolvency of or other default by Lessee and assuming that at such time such sublessee is not insol- vent or bankrupt, prevent the return of such Engine or the Airframe and such Engine or engine to Lessor in accordance with and when permitted by the terms hereof upon the exercise by Lessor of its remedies hereunder, (2) the remedies provided in the sublease are enforceable in the country in which such foreign air carrier is a domiciliary and prin- cipally based, to substantially the same extent as such remedies would be enforceable in the United States, and the sublease is subject and subordinate to the Lease, (3) it is not necessary for Lessor or the Owner Participant to qualify to do business in such country solely as a result of the proposed sublease and (4) the proposed sublease will not give rise to tort liability of the owner of an aircraft not in possession thereof under the laws of such country other than tort liability no more extensive or onerous than that which might have been imposed on such owner under the laws of the United States in the absence of such sublease (it being understood that, in the event the opinion set forth in this subclause (4) cannot be given in a form satisfactory to Lessor, the Owner Participant and Indenture Trustee, such opinion shall be waived if insurance reasonably satisfactory to Lessor, the Owner Participant and Indenture Trustee is provided by Lessee to cover the risk of such liability), and (z) in the case of any sublease to a foreign air carrier (other than a foreign air carrier principally based in and a domiciliary of Taiwan) the United States is maintaining normal diplo- matic relations with the country in which such foreign air carrier is principally based and domiciled at the time such sublease is entered into; and provided, further, that the term of any sublease described in clause (A), (B) or (C) above (including, without limitation, any option of the sublessee to renew or extend) shall not continue beyond the end of the Term or any Renewal Term then in effect, unless Lessee shall irrevocably have agreed to purchase the Aircraft or renew this Lease in accordance with the terms hereof at the end of the Term or such Renewal Term, as the case may be, to a date beyond the end of the term of such sublease (assuming that all options to renew or extend such sublease will be exercised);

provided that the rights of any sublessee or other transferee who receives possession by reason of a transfer permitted by this Section 7(b) (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any sublease permitted by this Section 7(b) shall be made expressly subject and subordinate to, all the terms of this Lease and of the Trust Indenture, including, without limitation, Section 7(a) hereof and Lessor's rights to repossession pursuant to Section 15(a) hereof and to avoid such sublease upon such repossession and the Indenture Trustee's rights to possession pursuant to Section 4.04 of the Trust Indenture, and Lessee shall in all events remain primarily liable hereunder for the performance and observance of all of the terms and conditions of this Lease to the same extent as if such sublease or transfer had not occurred, and any such sublease shall include appropriate provisions for the maintenance and insurance of the Aircraft. No interchange agreement, pooling agreement, sublease or other relinquishment of possession of the Airframe or any Engine shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder. No sub-sublease of the Airframe or Engines shall be permitted except in connection with a transaction that involves such a sub-sublease commencing at the inception of the sublease and in which each sub-sublessee and sub-sublease satisfies the conditions contained in this Section 7(b) with respect to sublessees and subleases, respectively. Lessee shall not sublease the Airframe or any Engine to an air carrier that at the inception of the sublease is subject to bankruptcy or other insolvency proceedings unless the sublease shall have been approved by the United States Bankruptcy Court and payments thereunder shall have been accorded priority treatment in such bankruptcy or other insolvency or, in the case of a sublease to a foreign air carrier, the sublease shall have been approved by the corresponding foreign authority and payments thereunder shall have been accorded priority treatment in such bankruptcy or other insolvency and the Owner Participant and the Indenture Trustee shall have received an opinion in form and substance reasonably satisfactory to the Owner Participant and the Indenture Trustee of Lessee's counsel to the effect that such approval provides Lessee with assurances and priority treatment substantially equivalent to those that would be provided by the corresponding United States Bankruptcy Court. Lessee shall, promptly (and in any event within 15 days) upon entering into a sublease of the Airframe or Engines, notify Lessor, the Owner Participant and the Indenture Trustee of the identity of the sublessee and the term of such sublease and shall provide a copy of such sublease agreement to Lessor, the Owner Participant and the Indenture Trustee upon request therefrom (with economic and financial provisions and information deleted therefrom if Lessee shall so choose), provided, that such parties shall keep confidential the identity of the sublessee and the existence and terms of such sublease, except that such parties may disclose such information (A) to committed (subject to receipt of such information and other customary closing conditions) transferees of Lessor's, the Owner Participant's or Indenture Trustee's interest who agree to hold such information confidential, (B) to Lessor's, the Owner Participant's or Indenture Trustee's counsel, independent insurance advisors or other agents who agree to hold such information confidential and (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation. Lessor hereby agrees, for the benefit of the lessor or secured party of any airframe leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement, that Lessor will not acquire or claim, as against such lessor or secured party, any right, title or interest in any engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement as the result of such engine or engines being installed on the Airframe at any time while such engine or engines are subject to such lease or conditional sale or other security agreement.

                           Lessor acknowledges that any "wet lease" or other
similar arrangement under which Lessee maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 7(b).

                           (c)  Insignia.  Lessee agrees to affix on or prior
to the Delivery Date and thereafter to maintain in the cockpit of the Airframe adjacent to the airworthiness certificate therein and (if not prevented by applicable law or regulations or by any governmental authority) on each Engine a nameplate bearing the inscription "LEASED FROM MERIDIAN TRUST COMPANY, AS OWNER TRUSTEE, LESSOR", and, so long as the Airframe or such Engine shall constitute a part of the Indenture Estate, the inscription "MORTGAGED TO FIRST SECURITY BANK OF UTAH, N.A., AS INDENTURE TRUSTEE" (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor or successor Indenture Trustee). Except as above provided, Lessee will not allow the name of any Person to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided that nothing herein contained shall prohibit Lessee (or any sublessee) from placing its customary colors and insignia on the Airframe or any Engine.

                           Section 8.  Replacement and Pooling of Parts;
Alterations, Modifications and Additions. (a) Replacement of Parts. Lessee, at its own cost and expense, will promptly replace all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use for any reason whatsoever, except as otherwise provided in
Section 8(c). In addition, Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use; provided that Lessee, except as otherwise provided in Section 8(c), will, at its own cost and expense, replace such Parts as promptly as possible. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens), and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. Title to all Parts at any time removed from the Airframe or any Engine shall remain vested in Lessor no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or any Engine, which meet the requirements for replacement Parts specified above and title to which has vested in Lessor as provided in this Section 8(a) or Section 8(b). Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided, without further act, (i) title to such replacement Part shall thereupon vest in Lessor, free and clear of all Liens (except for Permitted Liens) and (ii) such replacement Part shall become subject to this Lease and be deemed part of the Airframe or such Engine for all purposes to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine. Upon title to such replacement Part so vesting in Lessor, title to the replaced Part shall thereupon vest in Lessee, free and clear of all rights of Lessor or any Affiliate of Owner Participant, and such replaced Part shall no longer be deemed a Part hereunder.

                           (b)  Pooling of Parts.  Any Part removed from the
Airframe or an Engine as provided in Section 8(a) may be subjected by Lessee to a normal pooling arrangement customary in the airline industry entered into in the ordinary course of Lessee's business with Permitted Air Carriers; provided that the Part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with Section 8(a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or an Engine in accordance with Section 8(a) may be owned by a Permitted Air Carrier subject to such a normal pooling arrangement; provided that Lessee shall, at its expense, as promptly thereafter as practicable, either (i) cause title to such replacement Part to vest in Lessor in accordance with Section 8(a) by acquiring title thereto for the benefit of, and transferring such title to, Lessor free and clear of all Liens (other than Permitted Liens) or (ii) replace such replacement Part by incorporating or installing in or attaching to the Airframe or such Engine a further replacement Part owned by Lessee free and clear of all Liens (other than Permitted Liens) and by causing title to such further replacement Part to vest in Lessor in accordance with Section 8(a). Upon title to such replacement Part vesting in Lessor, such replacement Part shall become subject to this Lease and be deemed part of the Airframe or such Engine for all purposes to the same extent as the Part originally incorporated or installed in or attached to the Airframe or such Engine, and title to the replaced Part shall vest in Lessee, free and clear of all rights of Lessor or any Affiliate of Owner Participant, and such replaced Part shall no longer be deemed a Part hereunder.

                           (c)  Alterations, Modifications and Additions.
Lessee, at its own expense, will make such alterations and modifications in and additions to the Airframe and the Engines as may be required from time to time to meet the standards of the Federal Aviation Administration or other governmental authority having jurisdiction in any country in or over which the Aircraft is flown; provided, however, that Lessee may, in good faith, contest the validity or application of any such standard in any reasonable manner which does not materially adversely affect Lessor or the Owner Participant or involve a significant risk of the imposition of criminal liability on the Lessor or the Owner Participant; and provided, further, that no such contest by Lessee shall continue beyond the end of the Term or any Renewal Term. In addition, Lessee, at its own expense, may from time to time make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine as Lessee may deem desirable in the proper conduct of its business, including, without limitation, removal of Parts; provided that no such alteration, modification, addition or removal shall diminish the value or utility of the Airframe or such Engine, or impair the condition or airworthiness thereof, below the value, utility, condition and airworthiness thereof immediately prior to such alteration, modification, addition or re- moval assuming the Airframe or such Engine was then of the value and utility and in the condition and airworthiness required to be maintained by the terms of this Lease, except that the value (but not the utility, condition or airworthiness) of the Aircraft may be reduced by the value of Parts which Lessee deems obsolete or no longer suitable or appropriate for use in the Airframe or any Engine which shall have been removed, if the aggregate original value of all such obsolete or unsuitable Parts removed from the Air- craft and not replaced during the Term shall not exceed $400,000. Title to all Parts incorporated or installed in or attached or added to the Airframe or any Engine as the result of such alteration, modification or addition shall, without further act, vest in Lessor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Lessee may, at any time during the Term, remove any Part; provided that (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or such Engine at the time of delivery thereof hereunder or any Part in replacement of, or substitution for, any such Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to Section 7 or the first sentence of this Section 8(c) other than the proviso thereto, and (iii) such Part can be removed from the Airframe or such Engine without diminishing or impairing the value, utility, condition or airworthiness required to be maintained by the terms of this Lease which the Airframe or such Engine would have had at such time had such removal not occurred. Upon the removal by Lessee of any Part as provided in the immediately preceding sentence or the removal of any obsolete or unsuitable Part permitted by this Section 8(c), title thereto shall, without further act, vest in Lessee and such Part shall no longer be deemed part of the Airframe or the Engine from which it was removed. Any such Part not removed by Lessee prior to the return of the Airframe or any Engine to Lessor hereunder shall remain vested in Lessor.

                           Section 9.  Voluntary Termination.  (a) Right of
Termination. So long as no Event of Default (or Payment or Bankruptcy Default) shall have occurred and be continuing, Lessee shall have the right, subject to the conditions set forth in this Section 9, at its option to terminate this Lease (i) at any time on or after the seventh anniversary of the Base Lease Commencement Date, if in Lessee's good faith determination (evidenced by a certificate of a Responsible Officer of Lessee to such effect) the Aircraft is surplus to Lessee's requirements or economically obsolete to Lessee, and (ii) on a Special Termination Date, in each case by delivering to Lessor and the Owner Participant a written notice of termination specifying a proposed date of termination (the "Termination Date") which shall be a Business Day occurring not earlier than 180 days after the date of such notice, and, if the Termination Date is a Special Termination Date, whether or not Lessee is thereby electing to purchase the Aircraft on such Special Termination Date as provided in Section 9(e). The termination of this Lease shall be effective, subject to the conditions set forth in this Section 9, on (A) if Lessee has not elected to purchase the Aircraft as provided in Section 9(e) and Lessor has elected to sell the Aircraft, as provided below, the date of sale of the Aircraft, if any, referred to in Section 9(b), (B) if Lessee has not elected to purchase the Aircraft as provided in Section 9(e) and Lessor has elected to retain the Aircraft as provided in Section 9(d), the date of termination referred to in Section 9(d), or (C) if Lessee has elected to purchase the Aircraft as provided in Section 9(e), the date of purchase referred to in
Section 9(e). Where Lessee has not elected to purchase the Aircraft as provided for in Section 9(e), Lessor or the

Owner Participant shall give Lessee irrevocable notice of its election to sell or retain the Aircraft no later than 30 days prior to the Termination Date. In the event Lessor or the Owner Participant shall fail to give notice pursuant to the immediately preceding sen- tence, notice of its election to sell the Aircraft shall be deemed to have been given as of such thirtieth day prior to the Termination Date. Unless Lessor or the Owner Participant shall have given to Lessee a timely notice of its election to retain the Aircraft as provided in
Section 9(d), Lessee may withdraw the termination notice referred to above at any time on or prior to the date that is 15 days prior to the Termination Date, whereupon this Lease shall continue in full force and effect. In the event Lessee withdraws, on or before the 15th day prior to the Termination Date, a notice of termination given pursuant to this Section 9(a) or such notice is deemed withdrawn pursuant to the final sentence of Section 9(b) or if this Lease is not terminated on a proposed Termination Date pursuant to this Section 9 as a result of a breach by Lessee of its obligations hereunder, Lessee will reimburse Lessor and the Owner Participant for any reasonable out-of-pocket expenses (including any reasonable brokers' fees) incurred by them in connection with the proposed sale, except Lessee shall not be obligated to reimburse Lessor or the Owner Participant for any out-of-pocket expenses to the extent Lessor or the Owner Participant, as the case may be, shall have failed to comply with its obligations under this Section 9. Lessee shall not be entitled to exercise its right of termination provided for in this Section 9(a) more than four times during the Term (not including for purposes of this sentence any exercise by Lessee of such right of termination immediately following a failure of this Lease to be terminated solely by reason of Lessor's or the Owner Participant's failure to comply with its obligations under this
Section 9).

                           (b)  Sale of Aircraft.  If Lessee has not elected to
purchase the Aircraft as provided in Section 9(e) and Lessor has elected or is deemed to have elected to sell the Aircraft pursuant to Section 9(a), Lessee will have the option of acting as non-exclusive agent for Lessor to obtain bids for the cash purchase on or prior to the Termination Date of the Aircraft. Lessor agrees to pay Lessee a commercially reasonable brokerage fee based on the then current industry practice in the event that Lessee locates the Person who purchases the Aircraft pursuant to this Section 9(b); provided that the foregoing shall not derogate from Lessee's obligations set forth in clause (1) of the sixth sentence of this paragraph. If Lessee acts as such agent, Lessee shall, promptly upon receipt of any cash bid for the Aircraft notify Lessor and the Owner Participant in writing of the amount and terms of each such bid and the name and the address of the Person submitting each such bid. Lessor and the Owner Participant may also, at their expense (which expense, including without limitation any broker's or finder's fees or commissions, shall, subject to the penultimate sentence of paragraph (a) of this Section 9, be for the Owner Participant's own account), independently obtain cash bids for such purchase and, in the event Lessor or the Owner Participant receives any such bid, Lessor or the Owner Participant, as the case may be, shall promptly notify Lessee in writing of the amount and terms of such bid and the name and address of the Person submitting such bid; provided that the foregoing shall not derogate from Lessee's obligations set forth in clause (1) of the sixth sentence of this paragraph. On the Termination Date (or such other date of sale as may be agreed to by Lessor and Lessee, which shall thereafter be deemed the Termination Date), (x) Lessee shall, subject to receipt by Lessor of all amounts owing to Lessor pursuant to the next sentence (other than amounts payable by Lessee), deliver the Aircraft at a location selected by Lessee to the Person who, prior to such date, shall have submitted the highest cash bid net of any broker's or finder's fees (or such other purchaser acceptable to Lessor and Lessee), in the same manner as if delivery were made to Lessor at the end of the Term pursuant to Section 5, and shall duly transfer to Lessor title to any engines installed on the Airframe but not owned by Lessor, all in accordance with the terms of Section 5, and (y) Lessor shall simultaneously therewith sell, without recourse or warranty (except as to the absence of Lessor's Liens (disregarding for this purpose the proviso to the definition thereof)), for cash all of Lessor's right, title and interest in and to the Aircraft to such highest net cash bidder (or other purchaser). The total selling price realized at such sale shall be retained by Lessor and, in addition, on the Termination Date, Lessee shall pay to Lessor or, in the case of Supplemental Rent, to the Persons entitled thereto, in funds of the type specified in Section 3(d), an amount equal to the sum of (1) the excess, if any, of (A) the Termination Value for the Aircraft as of the Termination Date, over (B) the proceeds of the sale of the Aircraft after deducting (i) any reasonable brokerage or finders' fee payable by Lessor or the Owner Participant, (ii) any other reasonable out-of-pocket expenses incurred by Lessor and the Owner Participant, and (iii) any sale or transfer taxes payable by Lessor or the Owner Participant in connection with such sale, and (2) all Supplemental Rent, other than Termination Value, due and owing on the Termination Date, and (3) if the Termination Date is a Lease Period Date, the Basic Rent installment due and payable on that date pursuant to Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in ad- vance). If on or prior to the scheduled Termination Date no sale of the Aircraft shall have occurred and if Lessor shall not have elected to retain the Aircraft in accordance with Section 9(d) or Lessee shall not have elected to purchase the Aircraft in accordance with Section 9(e), Lessee's notice given pursuant to
Section 9(a) shall be deemed to be withdrawn as of such scheduled Termination Date and this Lease shall continue in full force and effect. Without the written consent of the Owner Participant, neither the Lessee nor any of its Affiliates may bid on the Aircraft in connection with a termination of this Lease pursuant to Sec- tion 9(a)(i).

                           (c)  Certain Obligations upon Sale of Aircraft.
Upon the sale of the Aircraft pursuant to and in accor- dance with the provisions of Section 9(b), Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor's Liens (disregarding for this purpose the proviso to the definition thereof)), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but which are not then installed on the Aircraft. Lessor shall be under no duty to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with the sale of the Aircraft under Section 9(b), other than to transfer to the purchaser of the Aircraft (or to such purchaser and to Lessee, as the case may be), without recourse or warranty (except as to the absence of Lessor's Liens (disregarding for this purpose the proviso to the definition thereof)), all of Lessor's right, title and interest in and to the Aircraft against receipt of the payments provided for herein, and to pay the amounts, if any, required to be paid by Lessor under Section 9(b) or this
Section 9(c), and to request the Indenture Trustee upon the sale of the Aircraft pursuant to Section 9(b) to execute and deliver to such purchaser (or to such purchaser and to Lessee, as the case may be) an appropriate instrument releasing the Aircraft from the lien of the Trust Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge under the Trust Indenture. Lessor agrees to notify promptly Lessee of the appointment by Lessor of any broker or finder (other than Lessee) in connection with the sale of the Aircraft pursuant to
Section 9(b) and to pay the fees or commissions of any such broker or finder employed by Lessor in connection with the sale of the Aircraft pursuant to
Section 9(b); provided that nothing in this Section 9(c) shall derogate from Lessee's obligations set forth in clause (1) of the sixth sentence of Section 9(b).

                           (d)  Retention of Aircraft by Lessor.  If Lessee has
not elected to purchase the Aircraft as provided in Section 9(e) and Lessor has elected to retain the Aircraft pursuant to Section 9(a), on the Termination Date specified in Lessee's termination notice, Lessor shall pay, or cause to be paid, to the Indenture Trustee in funds of the type specified in Section 3(d), an amount equal to the aggregate outstanding principal amount of the Certificates and all accrued interest thereon, plus all other sums due and payable to the Indenture Trustee on such Termination Date under the Trust Indenture, the Participation Agreement or such Certificates. Subject to receipt by the Indenture Trustee of such funds, on the Termination Date, (i) Lessee (x) shall deliver the Aircraft to Lessor in the same manner as if delivery were made to Lessor at the end of the Term pursuant to Section 5, and shall duly transfer to Lessor title to any engines installed on the Airframe but not owned by Lessor, all in accordance with the terms of Section 5, and (y) shall pay to Lessor or to the Persons entitled thereto, in funds of the type specified in Section 3(d), all Supplemental Rent, other than Termination Value, due and owing on the Termination Date, and, if the Termination Date is a Lease Period Date, the Basic Rent installment due and payable on that date pursuant to Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance), and (ii) Lessor (x) shall transfer or cause to be transferred to Lessee, without recourse or warranty (except as to the absence of Lessor's Liens (disregarding for this purpose the proviso to the definition thereof)), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but which are not then installed on the Aircraft, and (y) shall request the Indenture Trustee to execute and deliver to Lessee an appropriate instrument releasing the Aircraft from the lien of the Trust Indenture and releasing the Purchase

Agreement and the Purchase Agreement Assignment from the assignment and pledge under the Trust Indenture. If Lessor shall fail to perform any of its obligations pursuant to this Section 9(d) under circumstances in which Lessee shall have fully performed its obligations hereunder with respect to such termination and as a result thereof this Lease shall not be terminated on a proposed Termination Date, Lessor shall thereafter no longer be entitled to exercise its election to retain the Aircraft upon any subsequent termination pursuant to this Section 9 and Lessee may at its option at any time thereafter submit a new termination notice pursuant to Section 9(a).

                           (e)  Purchase of Aircraft by Lessee.  In the event
that Lessee shall be entitled to and shall have elected pursuant to the written notice referred to in the first sentence of Section 9(a) to terminate this Lease and purchase the Aircraft on a Special Termination Date, on such Special Termination Date, Lessee shall purchase the Aircraft at a price (the "Special Termination Price") equal to the greatest of (i) the Termination Value for the Aircraft, computed as of the Special Termination Date, (ii) the then fair market sales value of the Aircraft, as determined by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an Independent Appraisal and (iii) the sum of the present values, as of such Special Termination Date, of (x) Basic Rent (including any Rent Differential Amount required to reflect the actual interest rate then in effect on the Certificates) payable with respect to the period from such Special Termination Date to and including the twenty-fourth anniversary of the Base Lease Commencement Date and (y) the estimated fair market sales value of the Aircraft on the twenty-fourth anniversary of the Base Lease Commencement Date, as determined on such Special Termination Date by the Independent Appraisal (such present value calculation to utilize a discount rate equal to 13.5% per annum, compounded semi-annually). In such event, on such Special Termination Date, (x) Lessee (i) shall pay to Lessor or to the Persons entitled thereto, in funds of the type specified in
Section 3(d), all unpaid Supplemental Rent, other than Termination Value, due and owing on such Special Termination Date and all Basic Rent due and payable on or prior to the Special Termination Date and remaining unpaid (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of the Basic Rent installment due and payable on the Special Termination Date designated in Exhibit A-1 to the Rent Schedule as being payable in advance) and (ii) at its option shall either

(A) pay to Lessor, in funds of the type specified in Section 3(d), the Special Termination Price, or (B) assume all of the rights and obligations of the Owner Trustee under the Trust Indenture in respect of the Certificates (including, without limitation, any scheduled payment of principal of or accrued interest on the Certificates due and payable on the Special Termination Date but only to the extent that the Basic Rent installment payable by Lessee pursuant to clause
(i) above or previously paid pursuant to this Lease does not cover such scheduled payment of principal of or accrued interest on the Certificates but excluding any obligations or liabilities of the Owner Trustee in its individual capacity incurred on or prior to the Special Termination Date, which obligations and liabilities shall remain the sole responsibility of the Owner Trustee) in accordance with Section 2.16 of the Trust Indenture and simultaneously shall pay to Lessor, in funds of the type specified in Section 3(d), an amount equal to the excess, if any, of the Special Termination Price over an amount equal to the sum of the principal of and any accrued and unpaid interest on the out- standing Certificates on such Special Termination Date, after taking into account any payments of principal or interest made in respect of the outstanding Certificates on such Special Termination Date, and (y) Lessor will sell to Lessee, without recourse or warranty (except as to the absence of Lessor's Liens (disregarding for this purpose the proviso to the definition thereof)), all of Lessor's right, title and interest in and to the Aircraft and all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but which are not then installed on the Aircraft and, if Lessee shall not have assumed the rights and obligations of the Owner Trustee under the Trust Indenture in respect of the Certificates as provided for above, Lessor will request the Indenture Trustee to execute and deliver to Lessee an appropriate instrument releasing the Airframe and Engines with respect to which title is transferred from the lien of the Trust Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge thereunder.

                           (f)  Termination of Lease, Etc.  Upon the sale or
retention or purchase of the Aircraft, as the case may be, in compliance with the provisions of this Section 9, (i) the obligation of Lessee to pay Basic Rent under Section 3(b) on any Lease Period Date occurring subsequent to the applicable Termination Value Determination Date, and (ii) the obligation of Lessee to pay Supplemental Rent (other than payments of Supplemental Rent to be made by Lessee (x) surviving pursuant to
Section 7(d) of the Participation Agreement or Section 18 of the Tax Indemnity Agreement or (y) in respect of liabilities and obligations of Lessee which have accrued under any Operative Document but have not been paid or which are in dispute as of the date of such sale or retention) shall cease as of the Termination Date and, in each case, the Term shall end effective as of the Termination Date.

                           (g)  Termination as to Engines.  So long as no Event
of Default shall have occurred and be continuing, Lessee shall have the right at its option at any time, on at least 60 days' prior written notice, to terminate this Lease with respect to any Engine. In such event, and prior to the date of such termination, Lessee shall replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine. No termination of this Lease with respect to any Engine as contemplated by this Section 9(g) shall result in any reduction of Basic Rent.

                           Section 10.  Loss, Destruction, Requisition, Etc.
(a) Event of Loss with Respect to the Airframe. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and any Engines installed on the Airframe, Lessee shall forthwith (and, in any event, within 15 days after such occurrence) give Lessor and the Owner Participant written notice of such Event of Loss, specifying the date of such occurrence, and of its election to perform one of the following options (it being agreed that if Lessee shall not have given notice of such election within such 15 days after such occurrence, Lessee shall be deemed to have elected to perform the option set forth in the following clause (ii)):

                           (i) as promptly as practicable, and in any event on or before the Business Day next preceding the 181st day next following the date of occurrence of such Event of Loss, in replacement for the Airframe, Lessee shall convey or cause to be conveyed to Lessor title to a Replacement Airframe (together with the same number of Replacement Engines as the Engines, if any, installed on the Airframe at the time such Event of Loss occurred) to be leased to Lessee hereunder, such Replacement Airframe and Replacement Engines to be free and clear of all Liens (other than Permitted Liens), to have a value and utility at least equal to, and to be in as good operating condition as, the Airframe and

           Engines, if any, so replaced (assuming such Airframe and Engines were in the condition and repair required by the terms of this Lease); provided, that if the Owner Participant shall provide Lessee, within 30 days after receipt of written notice from Lessee of its election to perform the option set forth in this clause (i), an opinion of independent tax counsel selected by the Owner Participant and reasonably acceptable to Lessee to the effect that it is more likely than not that such conveyance will result in adverse Federal income tax consequences to the Owner Participant (which opinion shall also state whether there is a Realistic Possibility of Success (as defined in the Tax Indemnity Agreement) for the position that such conveyance will not result in adverse Federal income tax consequences to the Owner Participant), then Lessee shall be able to elect the option set forth in this clause
           (i) only if (A) in the event such opinion is to the effect that there is no such Realistic Possibility of Success, Lessee and the Owner Participant negotiate a mutually satisfactory compensation payment or (B) in the event such opinion is to the effect that there is such a Realistic Possibility of Success, Lessee shall indemnify the Owner Participant in a manner reasonably satisfactory to the Owner Participant against such adverse consequences; and provided, further, that if Lessee shall have elected to replace the Airframe and such Engines, but shall not have performed its obligation to effect such replacement under this clause (i) during the period of time provided herein, then Lessee shall pay on the fifth day next following the end of such period to Lessor, or, in the case of Supplemental Rent, to the Persons entitled thereto, in funds of the type specified in Section 3(d) hereof, the amounts specified in clause (ii) below; or

                           (ii) on or before the Business Day next preceding the 181st day next following the date of occurrence of such Event of Loss or on the date specified in the second proviso to clause (i) above, if such proviso is applicable (the "Loss Payment Date"), Lessee shall pay to Lessor or, in the case of Supplemental Rent, to the Persons entitled thereto, in funds of the type specified in
           Section 3(d), (A) the Stipulated Loss Value for the Aircraft, determined as of the Casualty Loss Determination Date, plus (B) all Supplemental Rent (other than Stipulated Loss Value) due and owing on such Loss Payment Date, including Break Amount, if any, plus (C) if the Loss Payment Date with respect to the Stipulated Loss Value is a Lease Period Date, the Basic Rent installment due and payable on that date pursuant to Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance), plus
           (D) all Basic Rent due and payable prior to the Loss Payment Date and unpaid.

                           In the event of payment in full of the Stipulated
Loss Value for the Aircraft and all amounts payable pursuant to this Section 10, (1) the obligation of Lessee to pay any Basic Rent under Section 3(b) on any Lease Period Date occurring subsequent to the Loss Payment Date shall terminate, (2) the obligation of Lessee to pay Supplemental Rent (other than payments of Supplemental Rent to be made by Lessee (x) surviving pursuant to
Section 18 of the Tax Indemnity Agreement or Section 7(d) of the Participation Agreement or (y) in respect of liabilities and obligations of Lessee which have accrued but not been paid or which are in dispute as of the date of such payment) shall terminate, (3) the Term for the Aircraft shall end, (4) Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor's Liens (disregarding for this purpose the proviso to the definition thereof)), all Lessor's right, title and interest in and to the Airframe and Engines (if any) with respect to which such Event of Loss occurred, as well as all Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but not installed on the Airframe when such Event of Loss occurred, and (5) Lessor will assign to or as directed by Lessee all claims of Lessor against third Persons relating to such Airframe and Engines arising from such Event of Loss. Upon such transfer, Lessor shall request the Indenture Trustee to execute and deliver to Lessee an appropriate instrument releasing the Airframe and Engines with respect to which title is transferred from the Lien of the Trust Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge thereof thereunder.

                           At the time of or prior to, and as a condition to,
any replacement of the Airframe and such Engines, if any, Lessee, at its own expense, will (A) furnish Lessor with a warranty (as to title) bill of sale in form and substance reasonably satisfactory to Lessor (which warranty shall except Permitted Liens) with respect to the Replacement

Airframe and Replacement Engines, if any, a Federal Aviation Administration form 8050-2 bill of sale and a purchase agreement assignment substantially similar to that delivered on the Delivery Date containing manufacturer's warranties substantially similar to those assigned to Lessor on the Delivery Date, (B) cause a Lease Supplement substantially in the form of Exhibit A hereto, sub- jecting such Replacement Airframe and Replacement Engines, if any, to this Lease, and duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution, to be filed for recordation pursuant to the Federal Aviation Act or, if necessary, pursuant to the applicable laws of such jurisdiction other than the United States in which such Replacement Airframe and Replacement Engines, if any, are to be registered in accordance with
Section 7(a), as the case may be, (C) so long as the Trust Indenture shall not have been satisfied and discharged, cause a Trust Agreement and Indenture Supplement substantially in the form of Exhibit A to the Trust Indenture for such Replacement Airframe and Replacement Engines, if any, to be delivered to Lessor and to the Indenture Trustee for execution and, upon such execution, to be filed for recordation pursuant to the Federal Aviation Act or, if necessary, pursuant to the applicable laws of such jurisdiction other than the United States in which such Replacement Aircraft and Replacement Engines, if any, are to be registered in accordance with Section 7(a), as the case may be, (D) cause a financing statement or statements (including a precautionary financing statement or statements) with respect to the Replacement Airframe and Replacement Engines, if any, or other requisite documents or instruments to be filed in such place or places as necessary in order to perfect the security interest therein created by or pursuant to the Trust Indenture (so long as the Trust Indenture shall not have been satisfied and discharged), or to protect the interest of Lessor in and to the Replacement Airframe and the Replacement Engine or Replacement Engines, if any, or, if necessary, pursuant to the applicable laws of the jurisdiction in which such Replacement Aircraft and Replacement Engines, if any, are to be registered in accordance with Section 7(a), as the case may be, (E) furnish Lessor with an opinion of Lessee's counsel (which may be Lessee's General Counsel), to the effect that (i) the bill of sale referred to in clause (A) above constitutes an effective instrument for the conveyance of title to the Replacement Airframe and Replacement Engines, if any, to Lessor and (ii) upon such conveyance such substituted property will be leased hereunder and subjected to the Lien of the Indenture, (F) furnish Lessor with a certificate signed by a Responsible Officer of Lessee certifying that, upon consummation of such replacement, no Event of Default will exist hereunder, (G) furnish Lessor with a certificate of an independent aircraft engineer or appraiser certifying that the Replacement Airframe and Replacement Engines, if any, have a value and utility at least equal to, and are in as good operating condition as, the Airframe and Engines, if any, so replaced assuming such Airframe and Engines were in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss and that the Replacement Aircraft is a Boeing 767-323ER aircraft or a comparable or improved model of such aircraft which shall have been manufactured no earlier than 18 months prior to the Delivery Date, (H) furnish Lessor with such evidence of compliance with the insurance provisions of Section 11 with respect to such Replacement Airframe and Replacement Engines as Lessor may reasonably request and (I) furnish Lessor and the Indenture Trustee with a reasoned opinion of Lessee's counsel (which may be Lessee's General Counsel) addressed to each, to the effect that the Owner Trustee, as Lessor under the Lease, and the Indenture Trustee, as assignee of the Owner Trustee's rights under the Lease pursuant to the Indenture, will be entitled to the benefits of Title 11 U.S.C. Section 1110 with respect to the Replacement Airframe, provided that (i) such opinion need not be delivered to the extent that, by reason of a change in law or in judicial or other governmental interpretation thereof, the benefits of such Section 1110 were not available to the Owner Trustee or the Indenture Trustee with respect to the Aircraft immediately prior to such substitution and
(ii) such opinion may contain quali- fications and assumptions of the tenor contained in the opinion of Debevoise & Plimpton delivered pursuant to Section 4(J) of the Participation Agreement on the Delivery Date and such other qualifications and assumptions as shall at the time be customary in opinions rendered in comparable circumstances. In the case of each Replacement Airframe and each Replacement Engine, if any, conveyed to Lessor under this Section 10, and each Replacement Engine conveyed to Lessor under this Section 10, promptly upon the registration of the Replacement Aircraft and the recordation of the Lease Supplement and the Trust Agreement and Indenture Supplement covering such Replacement Airframe and Replacement Engines, if any, or such Replacement Engine pursuant to the Federal Aviation Act (or pursuant to the applicable laws of the jurisdiction in which such Replacement Airframe and Replacement Engines, if any, or such Replacement Engine, are to be registered in accordance with Section 7(a)), Lessee will cause to be delivered to Lessor and the Indenture Trustee an opinion of counsel to Lessee as to the due registration of such Replacement Aircraft and the due recordation of such Lease Supplement and such Trust Agreement and Indenture Supplement and the validity and perfection of the interest of the Lessor in the Replacement Airframe and the Replacement Engine or the Replacement Engines, if any, and the security interest in the Replacement Aircraft, Replacement Engines or Replacement Engine, as the case may be, granted to the Indenture Trustee under the Trust Indenture.

                           For all purposes hereof, upon passage of title
thereto to Lessor the Replacement Airframe and Replacement Engines, if any, shall be deemed part of the property leased hereunder, the Replacement Airframe shall be deemed an "Airframe" as defined herein, and each such Replacement Engine shall be deemed an "Engine" as defined herein. No such replacement of the Airframe or any Engines under the circumstances contemplated by the terms of this Section 10(a) shall result in any reduction of Basic Rent. Upon such passage of title, Lessor will transfer to Lessee, without recourse or warranty (except as to Lessor's Liens (disregarding for this purpose the proviso to the definition thereof)), all Lessor's right, title and interest in and to the replaced Airframe and Engines (if any) installed thereon at the time such Event of Loss occurred, and upon such transfer, Lessor will request in writing that the Indenture Trustee execute and deliver to Lessee an appropriate instrument releasing such replaced Airframe and Engines (if any) installed thereon at the time such Event of Loss occurred from the lien of the Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge under the Indenture.

                           (b)  Event of Loss with Respect to an Engine.  Upon
the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall give Lessor prompt written notice thereof and shall, within 90 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to a Replacement Engine free and clear of all Liens (other than Permitted Liens) and having a value and utility at least equal to, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss. Prior to or at the time of, and as a condition to, any such conveyance, Lessee, at its own expense, will (i) furnish Lessor with a warranty (as to title) bill of sale (which warranty shall except Permitted Liens) in form and substance reasonably satisfactory to Lessor with respect to such Replacement Engine, (ii) cause a Lease Supplement substantially in the form of Exhibit A hereto, subjecting such Replacement Engine to this Lease, and duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution, to be filed for recordation pursuant to the Federal Aviation Act, or, if necessary, pursuant to the applicable laws of such jurisdiction other than the United States in which the Aircraft is registered,
(iii) so long as the Trust Indenture shall not have been satisfied and discharged, cause a Trust Agreement and Indenture Supplement substantially in the form of Exhibit A to the Trust Indenture for such Replacement Engine to be delivered to Lessor and to the Indenture Trustee for execution and, upon such execution, to be filed for recordation pursuant to the Federal Aviation Act or, if necessary, pursuant to the applicable laws of such jurisdiction other than the United States in which the Aircraft is or is to be registered in accordance with Section 7(a), as the case may be, (iv) furnish Lessor with an opinion of Lessee's counsel (which may be Lessee's General Counsel) to the effect that (i) the bill of sale referred to in clause (i) above constitutes an effective instrument for the conveyance of title to such Replacement Engine to Lessor and
(ii) upon such conveyance such substituted property will be leased hereunder and subjected to the Lien of the Indenture, (v) furnish Lessor with a certificate of an independent aircraft appraiser certifying that such Replacement Engine has a value and utility at least equal to, and is in as good operating condition as, the Engine so replaced assuming such Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss, (vi) cause a financing statement or statements (including a precautionary financing statement or statements) with respect to the Replacement Engine, or other requisite documents or instruments to be filed in such place or places as necessary in order to perfect the security interest in the Replacement Engine created by or pursuant to the Trust Indenture (if then in effect) or to protect the rights and interests of Lessor in and to the Replacement Engine, and (vii) furnish Lessor and the Indenture Trustee with such evidence of compliance with the insurance provisions of Section 11 with respect to such Replacement Engine as Lessor may reasonably request. Upon full compliance by Lessee with the terms of this paragraph (b), Lessor will transfer to Lessee, without recourse or warranty (except as to Lessor's Liens (disregarding for this purpose the proviso to the definition thereof)), all of Lessor's right, title and interest in and to the Engine with respect to which such Event of Loss occurred, and Lessor will assign to or as directed by Lessee all claims of Lessor against third Persons relating to such Engine arising from such Event of Loss, and upon such transfer Lessor shall request in writing that the Indenture Trustee execute and deliver to Lessee an appropriate instrument releasing such Engine from the lien of the Trust Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment (in respect solely of such Engine) from the assignment and pledge under the Trust Indenture. For all purposes hereof, each such Replacement Engine shall, after such conveyance, be deemed part of the property leased hereunder and shall be deemed an "Engine" as defined herein. No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this Section 10(b) shall result in any reduction in Basic Rent.

                           (c)  Application of Payments from Governmental
Authorities for Requisition of Title or Use. Any payments (other than insurance proceeds the application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any governmental authority or other Person with respect to an Event of Loss resulting from the condemnation, confiscation, theft or seizure of, or requisition of title to or use of, the Airframe or any Engine (other than a requisition for use by any Government or by the government of the country of registry of the Aircraft not constituting an Event of Loss) will be applied as follows:

                           (i) if such payments are received with respect to the Airframe or the Airframe and the Engines or engines installed on the Airframe that has been or is being replaced by Lessee pursuant to Section 10(a), such payments shall be paid over to, or retained by, Lessor and upon completion of such replacement be paid over to, or retained by, Lessee;

                          (ii) if such payments are received with respect to the Airframe or the Airframe and the Engines or engines





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
           installed on the Airframe that has not been and will not be replaced pursuant to Section 10(a), such payments shall, after reimbursement of Lessor for costs and expenses, be applied in reduction of Lessee's obligation to pay the Stipulated Loss Value required to be paid by Lessee pursuant to Section 10(a) and amounts payable as Supplemental Rent in respect of the Break Amount and any interest, if any, in connection therewith, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value and any such Supplemental Rent, and the balance, if any, of such payments remaining thereafter shall be paid over to, and retained by, Lessee and Lessor, as their interests may appear; and

                         (iii) if such payments are received with respect to an Engine under circumstances contemplated by Section 10(b), so much of such payments remaining after reimbursement of Lessor for costs and expenses shall be paid over to, or retained by, Lessee; provided that Lessee shall have fully performed the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

                           (d)  Requisition for Use by any Government of the
Airframe and the Engines Installed Thereon. In the event of the requisition for use by any Government or by the government of the country of registry of the Aircraft (including for this purpose any agency or instrumentality thereof which bears the full faith and credit of such Government or government) including, without limitation, pursuant to the Civil Reserve Air Fleet Program referred to in Section 7(b)(iv), of the Airframe and the Engines or engines installed on the Airframe during the Term, Lessee shall promptly notify Lessor of such requisition and all of Lessee's obligations under this Lease with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred; provided, that in the event of a requisition for use by the government of the United States extending beyond the end of the Term or any Renewal Term then in effect, which requisition Lessee elects not to treat as an Event of Loss as of such end of the Term or Renewal Term, the Lease shall be extended for a period (the "Extension Period") not to exceed the shorter of (i) one year and (ii) 30 days beyond the period of such requisition, and during such Extension Period Lessee shall pay to Lessor the fair market rental value (without regard to the requisition) determined during the period of 90 days prior to the end of the Term or Renewal Term, as determined by agreement between Lessee and Lessor or, in the absence of such agreement, by an Independent Appraisal. All such payments received by Lessor or Lessee from such Government or government for the use of the Airframe and Engines or engines during or, in the case of the Government of the United States, after the Term, shall be paid over to, or retained by, Lessee.

                           (e)  Requisition for Use by the Government of an
Engine. In the event of the requisition for use by any Government or the government of the country of registry of the Aircraft (including for this purpose any agency or instrumentality thereof which bears the full faith and credit of such Government or government) of any Engine (but not the Airframe), Lessee will replace such Engine hereunder by complying with the terms of
Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine, and any payments received by Lessor or Lessee from such Government or government with respect to such requisition shall be paid over to, or retained by, Lessee.

                           (f)  Application of Payments During Existence of
Event of Default. Any amount referred to in this Sec- tion 10 which is payable to Lessee shall not be paid to Lessee, or if it has been previously paid to Lessee, shall not be retained by Lessee, if at the time of such payment an Event of Default or Payment or Bankruptcy Default shall have occurred and be continuing, but shall be paid to and held by the Lessor as security for the obligations of Lessee under this Lease, and at such time as there shall not be continuing any such Event of Default or Payment or Bankruptcy Default, such amount shall be paid to Lessee, provided, that if any such amount has been so held by Lessor as security for more than 180 days after an Event of Default or Payment or Bankruptcy Default shall have occurred and during which period (i) Lessor shall not have been limited by operation of law or otherwise from exercising remedies hereunder or (ii) Lessor shall not have commenced to exercise any remedy available to it under Section 15, then such amount shall be paid to Lessee.

                           (g)  Replacement Airframes and Replacement Engines.
Section 5.06 of the Trust Indenture is hereby incorporated herein by reference, with the same force and effect as if such Section 5.06 were contained herein, and shall continue to be so incorporated herein and remain in





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
force and effect in the event no Certificates are outstanding and/or the Trust Indenture is terminated.

                           Section 11.  Insurance.  (a) Public Liability and
Property Damage Insurance. Subject to the rights of Lessee to establish and maintain self-insurance with respect to public liability and property damage liability insurance for aircraft and engines (including the Aircraft and Engines) in the manner and to the extent specified in the next sentence, Lessee will carry, or cause to be carried, at no expense to Lessor, the Indenture Trustee or any Participant public liability (including, without limitation, contractual liability and passenger legal liability) and property damage liability insurance (exclusive of manufacturer's product liability insurance) with respect to the Aircraft (i) in amounts which are not less than the public liability and property damage insurance applicable to similar aircraft and engines which comprise Lessee's fleet on which Lessee carries insurance, provided that such liability insurance shall not be less than the amount certified to Lessor on the Delivery Date, (ii) of the type usually carried by corporations engaged in the same or similar business, similarly situated with Lessee, and owning or operating similar aircraft and engines and covering risks of the kind customarily insured against by Lessee, and (iii) which is maintained in effect with insurers of recognized responsibility. Lessee may self-insure, by way of deductible or premium adjustment provisions in insurance policies, the risks required to be insured against pursuant to the preceding sentence, but in no case shall the self-insurance (including the self-insurance permitted by Section 11(b)) with respect to all of the aircraft and engines in Lessee's fleet (including, without limitation, the Aircraft) exceed for any 12-month policy year the lesser of (x) 50% of the largest replacement value of any single aircraft in Lessee's fleet or (y) 1-1/2% of the average aggregate insurable value (for the preceding year) of all aircraft (including, without limitation, the Aircraft) on which Lessee carries insurance; provided that, in the event that there shall have occurred a material adverse change in the financial condition of Lessee from such condition as is reflected in the consolidated financial statements of Lessee at December 31, 1982, then, upon not less than 30 days' written notice from Lessor to Lessee, Lessee will, until Lessee's financial condition is on an overall basis equivalent to its financial condition at December 31, 1982, reduce the self-insurance permitted hereunder to such reasonable amount as Lessor may require; provided, further, that a deductible per occurrence utilized to reduce handling that, in the case of the Aircraft, is not in excess of the amount customarily allowed as a deductible in the industry, shall be permitted in addition to the above-mentioned self-insurance. Any policies of insurance carried in accordance with this Section 11(a) and any policies taken out in substitution or replacement for any of such policies (A) shall name Lessor, as lessor of the Aircraft and in its individual capacity, the Indenture Trustee and each Participant as additional insureds as their respective Interests may appear,
(B) shall provide that in respect of the respective Interests of Lessor, of the Indenture Trustee and of each Participant in such policies the insurance shall not be invalidated by any action or inaction of Lessee and shall insure Lessor's, the Indenture Trustee's and each Participant's Interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee, (C) shall provide that, if such insurance is cancelled for any reason whatever, or any substantial change is made in the coverage which affects the coverage certified hereunder to Lessor, the Indenture Trustee or any Participant, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to Lessor, the Indenture Trustee or any Participant for 30 days (seven days, or such other period as is customarily obtainable in the industry, in the case of any war risk and allied perils coverage) after receipt by Lessor, by the Indenture Trustee or by such Participant, respectively, of written notice from such insurers of such cancellation, change or lapse, (D) shall provide that none of Lessor, the Indenture Trustee or any Participant shall have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (E) shall provide that the insurers shall waive (i) any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, which they may have against Lessor, the Indenture Trustee or any Participant and (ii) any rights of subrogation against Lessor, the Indenture Trustee or any Participant to the extent that Lessee has waived its rights by its agreements to indemnify any such party pursuant to this Lease or the Participation Agreement and that the exercise by such insurers of rights of subrogation derived from rights retained by Lessee will not delay payment of any claims that would otherwise be payable but for the exercise of such rights of subrogation, (F) shall be primary without right of contribution from any other insurance which may be carried by Lessor, the Indenture Trustee or any Participant





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
with respect to its Interest as such in the Aircraft and (G) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. "Interests" as used in this Section 11(a) and Section 11(b) with respect to any Person means the interests of such Person in its individual capacity, as Lessor, Owner Trustee (including in its individual capacity under the Participation Agreement), the Indenture Trustee or any Participant, as the case may be, in the leasing transaction contemplated by this Lease, the Participation Agreement and the Indenture. Lessee shall arrange for appropriate certification that the requirements of this Section 11(a) have been met to be made to Lessor, the Indenture Trustee and the Owner Participant (and the Indenture Trustee may furnish such certificates to the Loan Par- ticipants) as soon as practicable by each insurer or its authorized representative with respect thereto, provided that all information contained therein shall be held confidential by Lessor, the Indenture Trustee and each Participant and shall not be fur- nished or disclosed by them to anyone other than their bank examiners, auditors, accountants, agents and legal counsel and any Person with whom any Participant is in good faith conducting negotiations relating to the possible transfer and sale of such Par- ticipant's Certificates or interest in the Aircraft, as the case may be, if such Person shall have entered into an agreement similar to that contained in this Section 11(a) whereby such Person agrees to hold such information confidential, and except as may be re- quired by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority. In the case of a sublease or contract with any Government in respect of the Aircraft or any Engine, or in the case of any requisition for use of the Aircraft or any Engine by any Government, a valid agreement to indemnify Lessee against any of the risks which Lessee is required hereunder to insure against by such Government shall be considered adequate insurance to the extent of the risks and in the amounts that are the subject of any such agreement to indemnify.

                           (b)  Insurance Against Loss or Damage to Aircraft.
Subject to the rights of Lessee to establish and maintain self-insurance with respect to loss or damage to aircraft (including the Aircraft) in the manner and to the extent specified in the next sentence, Lessee shall maintain, or cause to be maintained, in effect with insurers of recognized responsibility, at no expense to Lessor, the

Indenture Trustee or the Owner Participant, all-risk aircraft hull insurance covering the Aircraft and all-risk coverage with respect to any Engines or Parts while removed from the Aircraft (including, without limitation, war risk, political risk and allied perils insurance if and to the extent the same is maintained by Lessee or any Permitted Air Carrier subleasing the same with respect to other aircraft owned or operated by Lessee or such Permitted Air Carrier, as the case may be, on the same routes) which is of the type and in substantially the amount usually carried by corporations engaged in the same or similar business and similarly situated with Lessee; provided that (i) such insurance (including the permitted self-insurance) shall at all times while the Aircraft is subject to this Lease be for an amount not less than the Stipulated Loss Value for the Aircraft from time to time and (ii) such insurance need not cover an Engine while attached to an airframe not owned, leased or operated by Lessee. Lessee may self-insure, by way of deductible or premium adjustment provisions in insurance policies, the risks required to be insured against pursuant to the preceding sentence, but in no case shall the self-insurance (including the self-insurance permitted by Section 11(a)) with respect to all of the aircraft and engines in Lessee's fleet (including, without limitation, the Aircraft) exceed for any 12-month policy year the lesser of (i) 50% of the largest replacement value of any single aircraft in Lessee's fleet or (ii) 1-1/2% of the average aggregate insurable value (for the preceding year) of all aircraft (including, without limitation, the Aircraft) on which Lessee carries insurance; provided that, in the event that there shall have occurred a material adverse change in the financial con- dition of Lessee from such condition as is reflected in the consolidated financial statements of Lessee at December 31, 1982, then, upon not less than 30 days' written notice from Lessor to Lessee, Lessee will, until Lessee's financial condition is on an overall basis equivalent to its financial condition at December 31, 1982, reduce the self-insurance permitted hereunder to such reasonable amount as Lessor may require; provided, further, that a deductible per occurrence utilized to reduce handling that, in the case of the Aircraft, is not in excess of the amount customarily allowed as a deductible in the industry, shall be permitted in addition to the above-mentioned self-insurance. Any policies carried in accordance with this Section 11(b) and any policies taken out in substitution or replacement for any such policies (A) shall provide that any loss in excess of $10,000,000, up to the amount of Stipulated Loss Value, for any loss or damage to the

Aircraft (or Engines) shall be paid to the Indenture Trustee as long as the Trust Indenture shall not have been discharged pursuant to the terms and conditions thereof, and thereafter to Lessor, and that all other amounts shall be payable to Lessee unless the insurer shall have received notice that an Event of Default or Payment or Bankruptcy Default exists, in which case all insurance proceeds up to Stipulated Loss Value and Break Amounts payable by Lessee as Supplemental Rent, if any, shall be payable to the Indenture Trustee or Lessor, as the case may be, (B) shall provide that in respect of the respective interests of Lessor, of the Indenture Trustee and of each Participant in such policies the insurance shall not be invalidated by any action or inaction of Lessee and shall insure Lessor's, the Indenture Trustee's and each Participant's Interests, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee, (C) shall provide that, if such in- surance is cancelled for any reason whatever, or any material change is made in the policy which affects the coverage certified hereunder to Lessor, the Indenture Trustee or any Participant, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to Lessor, the Indenture Trustee or any Participant for 30 days (seven days, or such other period as may from time to time be customarily obtainable in the industry, in the case of any war risk, political risk and allied perils coverage) after receipt by Lessor, the Indenture Trustee or such Participant, respectively, of written notice from such insurers of such cancellation, change or lapse, (D) shall provide that none of Lessor, the Indenture Trustee or any Participant shall have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (E) shall provide that the insurers shall waive any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, which they may have against Lessor, the Indenture Trustee or any Participant and shall be primary with- out right of contribution from any other insurance which may be carried by Lessor, the Indenture Trustee or any Participant with respect to its interests as such in the Aircraft and (F) shall provide that the insurers shall waive any rights of subrogation against Lessor, the Indenture Trustee and any Participant to the extent that Lessee has waived its rights by its agreements to indemnify any such party pursuant to this Lease or the Participation Agreement; provided, that the exercise by insurers of rights of subrogation derived from rights retained by Lessee shall not, in any way, delay payment of a claim that would otherwise be paid by such insurers but for the existence of rights of subrogation derived from rights retained by Lessee. Lessee shall arrange for appropriate certification that the requirements of this Section 11(b) have been met to be made promptly to Lessor, the Indenture Trustee and the Owner Participant (and the Indenture Trustee may furnish such certification to the Loan Participants) by each insurer or its authorized representative with respect thereto, provided that all information contained therein shall be held confidential by Lessor, the Indenture Trustee and each Participant and shall not be furnished or disclosed by them to anyone other than their bank examiners, auditors, accountants, agents and legal counsel and any Person with whom any Participant is in good faith conducting negotiations relating to the possible transfer and sale of such Participant's Certificates or interest in the Aircraft, as the case may be, if such Person shall have entered into an agreement similar to that contained in this Section 11(b) whereby such Person agrees to hold such information confidential, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority. In the case of a sublease or contract with any Government in respect of the Aircraft or any Engine, or in the case of any requisition for use of the Aircraft or any Engine by any Government, a valid agreement to indemnify Lessee against any of the risks which Lessee is required hereunder to insure against by such Government in any amount up to the Stipulated Loss Value of the Aircraft from time to time shall be considered adequate insurance to the extent of the risks and in the amounts that are the subject of any such agreement to indemnify.

                           (c)  Application of Insurance Payments.  As between
Lessor and Lessee it is agreed that all insurance payments received under policies required to be maintained by Lessee hereunder, exclusive of any payments received in excess of the Stipulated Loss Value and Break Amounts payable by Lessee as Supplemental Rent, if any, for the Aircraft from such policies, as the result of the occurrence of an Event of Loss with respect to the Airframe or an Engine will be applied as follows:

                           (x) if such payments are received with respect to the Airframe or the Airframe and any Engines or engines installed on the Airframe that has been or is being replaced by Lessee as contemplated by Section 10(a), such payments shall be paid over to, or retained by, Lessor, and upon completion of such replacement be paid over to, or retained by, Lessee;

                           (y) if such payments are received with respect to the Airframe or the Airframe and any Engines or engines installed thereon that has not been and will not be replaced as contemplated by Section 10(a), so much of such payments remaining after reimbursement of Lessor for costs and expenses as shall not exceed the Stipulated Loss Value required to be paid by Lessee pursuant to
           Section 10(a) and Break Amount payable by Lessee as Supplemental Rent, if any, shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value, and the balance, if any, of such payment remaining thereafter will be paid over to, or retained by, Lessee; and

                           (z) if such payments are received with respect to an Engine under the circumstances contemplated by Section 10(b), so much of such payments remaining after reimbursement of Lessor for costs and expenses shall be paid over to, or retained by, Lessee; provided that Lessee shall have fully performed the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

                           As between Lessor and Lessee the insurance payment
of any property damage loss received under policies maintained by Lessee in excess of the Stipulated Loss Value and Break Amounts payable by Lessee as Supplemental Rent, if any, for the Aircraft shall be paid to Lessee.

                           As between Lessor and Lessee the insurance payments
of any property damage loss received under policies required to be maintained hereunder not constituting an Event of Loss with respect to the Airframe or an Engine will be applied in payment (or to reimburse Lessee) for repairs or for replacement property in accordance with the terms of Sections 7 and 8, and any balance remaining after compliance with such Sections with respect to such loss shall be paid to Lessee. Any amount referred to in the preceding sentence or in clause (x), (y) or (z) of the second preceding paragraph which is payable to Lessee shall not be paid to Lessee or, if it has been previously paid directly to

Lessee, shall not be retained by Lessee, if at the time of such payment an Event of Default or Payment or Bankruptcy Default shall have occurred and be continuing, but shall be paid to and held by the Indenture Trustee, or if the Trust Indenture shall have been terminated pursuant to the terms thereof, Lessor, as security for the obligations of Lessee under this Lease, and at such time as there shall not be continuing any such Event of Default or event, such amount shall be paid to Lessee, provided that if any such amount has been so held by Lessor as security for more than 90 days after such event or Event of Default shall have occurred and during which period Lessor shall not have exercised any remedy available to it under Section 15, then such amount shall be paid to Lessee, unless Lessor shall have been prohibited by operation of law or otherwise from exercising such remedies.

                           (d)  Reports, Etc.  On or before the Delivery Date,
and annually upon renewal of Lessee's insurance coverage, Lessee will furnish to Lessor, the Indenture Trustee and the Owner Participant (and the Indenture Trustee may furnish such reports to the Loan Participants) a report signed by a firm of independent aircraft insurance brokers appointed by Lessee, stating the opinion of such firm that the insurance then carried and maintained on the Aircraft complies with the terms hereof; provided that all information contained in such report shall be held confidential by Lessor, the Indenture Trustee and each Participant and shall not be furnished or disclosed by them to anyone other than their accountants, agents and legal counsel and any Person with whom such Participant is in good faith conducting negotiations relating to the possible transfer and sale of such Participant's Certificates or interest in the Aircraft, as the case may be, if such Person shall have entered into an agreement similar to that contained in this Section 11(d) whereby such Person agrees to hold such information confidential, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority. Lessee will cause such firm to advise Lessor, the Indenture Trustee and the Owner Participant in writing promptly of any default in the payment of any premium and of any other act or omission on the part of Lessee of which such firm has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft. Lessee will also cause such firm to advise Lessor, the Indenture Trustee and the Owner Participant in writing as promptly as practicable after such firm acquires knowledge that an interruption or reduction of any insurance carried and maintained on the Aircraft pursuant to the provisions of this Section 11 will occur.

                           (e)  Insurance for Own Account.  Nothing in this
Section 11 shall limit or prohibit the Owner Participant (either directly or in the name of the Owner Trustee) or Lessee from obtaining insurance for its own account with respect to the Airframe or any Engine and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto, provided that no such insurance may be obtained which would limit or otherwise adversely affect the coverage or amounts payable under insurance required to be maintained pursuant to this Section 11, it being understood that all salvage rights to the Airframe or such Engine shall remain with Lessee's insurers at all times, and provided further, that the Owner Participant may obtain hull insurance on the Aircraft only to the extent the procurement of such insurance does not have an adverse effect on Lessee's ability or cost to obtain such insurance.

                           Section 12.  Inspection.  At all reasonable times
during the Term, but upon at least 10 days' prior written notice to Lessee, Lessor and Indenture Trustee, or their authorized representatives may, subject to the last sentence of this Section 12, conduct a visual walk-around inspection of the Aircraft and any Engine (including a visual walk-around inspection of the Aircraft during any regularly scheduled heavy maintenance visit for the Aircraft conducted by Lessee during the Term) and may in- spect the books and records of Lessee relating thereto; provided that (a) such representative shall be covered by such insurance as shall be customary in connection with risks of the type incurred in connection with any such inspection, (b) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations and (c) in the case of an inspection during a maintenance visit, such inspection shall not in any respect interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit. All information obtained in connection with any such inspection shall be held confidential by Lessor, the Indenture Trustee and each Participant and shall not be furnished or disclosed by them to anyone other than their bank examiners, auditors, accountants, agents and legal counsel and any Person with whom any Participant is in good faith conducting negotiations relating to the possible transfer and sale of such Participant's Certificates or interest in the Aircraft, as the case may be, if such Person shall have entered into an agreement similar to that contained in this Section 12 whereby such Person agrees to hold such information confidential, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority. No inspection pursuant to this Section 12 shall interfere with the use, operation or maintenance of the Aircraft or the normal conduct of Lessee's business, and Lessee shall not be required to undertake or incur any additional liabilities in connection therewith. Upon receipt by Lessee of a written request from the Owner Participant specifying that the Owner Participant desires to have an authorized representative observe the next scheduled basic check to be performed on the Aircraft (or substantially equivalent successor type of maintenance work) scheduled to be performed on the Aircraft during the Term, Lessee shall cooperate with the Owner Participant to enable the Owner Participant's representative to observe the next scheduled basic check to be performed on the Aircraft during the Term, including reasonable advance notification to the Owner Participant of the time and place of such scheduled basic check; provided that the Owner Participant's authorized representative shall merely observe such scheduled basic check, shall not interfere with or extend in any manner the normal conduct or duration of the scheduled basic check, shall not be entitled to direct any of the work performed in connection with such scheduled basic check and shall in all respects be bound by the provisions of this Section 12 and Section 4(b). Any inspection or observation pursuant to this Section 12 shall be at the sole risk (including, without limitation, any risk of personal injury or death) and expense of the party (or the party whose representative shall be) making such inspection or observation.

                           Section 13.  Assignment, Citizenship, Etc.  Except as
otherwise provided in Section 7(b) or in the case of any requisition for use by any Government referred to in Section 7(a), Lessee will not, without the prior written consent of Lessor, assign any of its rights hereunder, except as permitted by Section 13 of the Participation Agreement. Except as elsewhere herein provided or as expressly permitted by the provisions of the Participation Agreement, the Trust Indenture or the Trust Agreement,

Lessor agrees that it will not assign or convey its right, title and interest in and to this Lease or the Aircraft; provided, however, that, in each case where so provided or permitted, the transferee shall be domiciled in the United States, shall be a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act, and shall assume all of the obligations of Lessor under this Lease. The terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective permitted successors and assigns.

                           Section 14.  Events of Default.  The following events
shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall be deemed to exist and continue so long as, but only as long as, it shall not have been remedied:

                           (a) Lessee shall fail to make any payment of Basic Rent, Stipulated Loss Value or Termination Value within 15 days after the same shall have become due or shall fail to make any other payment of Supplemental Rent within 20 days after written notice of such failure by Lessor; or

                           (b) Lessee shall fail to carry and maintain insurance on or with respect to the Aircraft in accordance with the provisions of Section 11; provided that, in the case of insurance with respect to which cancellation, change or lapse for nonpayment of premium shall not be effective as to Lessor, the Indenture Trustee or the Owner Participant for 30 days (seven days, or such other period as may from time to time be customarily obtainable in the industry, in the case of any war risk, political risk and allied perils coverage) after receipt of notice by Lessor, the Indenture Trustee or the Owner Participant of such cancellation, change or lapse, no such failure to carry and maintain insurance shall constitute an Event of Default hereunder until the earlier of (i) the date such failure shall have continued unremedied for a period of 20 days (five days in the case of any war risk, political risk and allied perils coverage) after receipt by Lessor of the notice of cancellation, change or lapse referred to in Section 11(a)(C) or 11(b)(C), or (ii) the date such insurance is not in effect as to any of Lessor, the Indenture Trustee and the Owner Participant; or

                           (c) Lessee shall operate the Aircraft at a time when public liability insurance required by Section 11(a) shall not be in effect; or

                           (d) Lessee shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder or under the Participation Agreement (other than as provided in paragraphs (a), (b) and (c) of this Section 14), and such failure shall continue unremedied for a period of 30 days after written notice thereof by Lessor; provided that, if such failure is capable of being remedied, no such failure shall constitute an Event of Default hereunder for such longer period (not to exceed 360 days) during which Lessee is diligently proceeding to remedy such failure; or

                           (e) any representation or warranty made by Lessee in this Lease or in the Participation Agreement shall prove to have been incorrect in any material respect at the time made, and such incorrectness shall continue to be material and unremedied for a period of 30 days after written notice thereof by Lessor; or

                           (f) Lessee shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or Lessee shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors; or

                           (g) Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee shall by voluntary petition, answer or consent seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or





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
                           (h) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee or of any substantial part of its property, or sequestering any substantial part of the property of Lessee, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or

                           (i) a petition against Lessee in a proceeding under the Federal bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be withdrawn or dismissed within 90 days thereafter, or, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property, and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days;

provided that, notwithstanding anything to the contrary contained in this Lease, any failure of Lessee to perform or observe any covenant, condition, or agreement herein shall not constitute an Event of Default if such failure is caused solely by reason of an event referred to in the definition of "Event of Loss" as long as Lessee is continuing to comply with the applicable terms of
Section 10.

                           Section 15.  Remedies.  Upon the occurrence of any
Event of Default and at any time thereafter as long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default by a written notice to Lessee (provided that this Lease shall be deemed to have been declared in default without the necessity of such written notice upon the occurrence of any Event of Default described in paragraph (f), (g), (h) or (i) of Section 14 hereof); and at any time thereafter, so long as Lessee shall not have remedied all outstanding Events of Default, Lessor may do one or more of the following with respect to all or any part of the Airframe and any Engines as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect; provided that during any period the Aircraft is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of

Section 7(b) and in the possession of the United States government or an instrumentality or agency thereof, Lessor shall not, on account of any Event of Default, be entitled to do any of the following in such manner as to limit Lessee's control under this Lease (or any sublessee's control under any sublease permitted by the terms of this Lease) of any Airframe or any Engines, unless at least 60 days' (or such lesser period as may then be applicable under the Military Airlift Command Program of the United States government) prior written notice of default hereunder shall have been given by Lessor by registered or certified mail to Lessee (or any sublessee) with a copy addressed to the Contracting Office Representative for the Military Airlift Command of the United States Air Force under any contract with Lessee (or any sublessee) relating to the Aircraft:

                           (a) cause Lessee, upon the written demand of Lessor and at Lessee's expense, to return promptly, and Lessee shall return promptly, all or such part of the Airframe or any Engine as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5, as if the Airframe or such Engine were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where all or any part of the Airframe or any Engine are located and take immediate possession of and remove the same (together with any engine which is not an Engine but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lienor or secured party of such engine; provided that the Airframe with an engine (which is not an Engine) installed thereon may be flown or returned only to a location within the continental United States, and such engine shall be held for the account of any such owner, lessor, lienor or secured party or, if owned by Lessee, may, at the option of Lessor, be exchanged with Lessee for an Engine in accordance with the provisions of Section 5(b)) by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession or removal, whether for the restoration of damage to property caused by such taking or otherwise;

                           (b) sell all or any part of the Airframe and any Engine at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the

           Airframe or such Engine as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee except as hereinafter specifically set forth in this Section 15 and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except to the extent required by paragraph (d) below if Lessor elects to exercise its rights under such paragraph (d) in lieu of its rights under paragraph (c) below;

                           (c) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) above with respect to all or any part of the Airframe or any Engine, Lessor, by written notice to Lessee specifying a payment date (which date shall be deemed to be a "Termination Date" for purposes of computing Termination Value) which shall be not earlier than 30 days from the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for Lease Periods commencing on or after the Lease Period Date next preceding the payment date specified in such notice), if the Termination Date is a Lease Period Date, all Basic Rent due and payable on or prior to that date pursuant to Section 3(b) and remaining unpaid (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of the Basic Rent installment due and payable on such date designated in Exhibit A-1 to the Rent Schedule as being payable in advance), plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice: (i) an amount equal to the excess, if any, of the Termination Value for the Airframe or such Engine or part thereof, computed as of the payment date specified in such notice, over the aggregate fair market rental value (computed as hereafter provided in this Section 15) of the Airframe or such Engine or part thereof for the remainder of the Term, after discounting such aggregate fair market rental value semi-annually (effective on the Lease Period Dates) to present worth as of the payment date specified in such notice at the Assumed Debt Rate on the date of such notice; or (ii) an amount equal to the excess, if any, of the Termination Value for the Airframe or such

           Engine or part thereof computed as of the payment date specified in such notice, over the fair market sales value (com- puted as hereafter provided in this Section 15) of the Airframe or such Engine or part thereof as of the payment date specified in such notice;

                           (d)    in the event Lessor, pursuant to paragraph
           (b) above, shall have sold all or any part of the Airframe or any Engine, Lessor, in lieu of exercising its rights under paragraph (c) above with respect to the Airframe or such Engine or part thereof, may, if it shall so elect, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the date of such sale (which date shall be deemed a "Termination Date" for purposes of computing Termination Value), as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for Lease Periods commencing on or after the Lease Period Date next preceding the date of such sale), if the Termination Date is a Lease Period Date, all Basic Rent due and payable on or prior to that date pursuant to
           Section 3(b) and remaining unpaid (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of the Basic Rent installment due and payable on such date designated in Exhibit A-1 to the Rent Schedule as being payable in advance), plus the amount of any deficiency between the net proceeds of such sale and the Termination Value for the Airframe or such Engine or part thereof, computed as of the date of such sale; and/or

                           (e) Lessor may terminate or rescind this Lease, and/or may exercise any other right or remedy which may be available to it under applicable law or may proceed by appropriate court action to enforce the terms or to recover damages for the breach hereof.

                           In addition, Lessee shall be liable, except as
otherwise provided in paragraphs (c) and (d) above, with- out duplication of any amounts payable hereunder, for any and all unpaid Rent (including, without limitation, any Break Amount) due hereunder before, after or during the exercise of any of the foregoing remedies and for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the retaking or return of the Airframe or any Engine in accordance with the terms of Section 5 or in placing such Airframe or Engine in the condition and airworthiness required by such Section; provided that, if Lessee returns or surrenders possession of all or any part of the Airframe or any Engine in accordance with this Section 15, there shall be deducted from each payment of Basic Rent becoming due after such return or surrender the net proceeds, if any, received by Lessor from leasing the Aircraft, the Airframe or any Engine to any Person other than the Lessee and provided further that, if Lessor does not within 365 days after the date of such return or surrender exercise its rights under paragraph (c) or paragraph (d) above with respect to such Airframe or Engine or part thereof, there shall be deducted from each payment of Basic Rent becoming due after the expiration of such 365-day period an amount equal to the excess, if any, of (x) the quotient obtained by dividing the aggregate fair market rental value (computed as hereafter provided in this Section 15) of such Airframe or Engine or part thereof, for the remainder of the Term after the expiration of such 365-day period (computed as of the date of such expiration), by the number of Basic Rent installments remaining with respect to the Aircraft after the expiration of such 365-day period to the end of the Term over (y) any proceeds deducted from such payment of Basic Rent pursuant to the second preceding proviso; provided, further, that Lessor and Lessee agree that, notwithstanding anything to the contrary set forth in this Lease, the Trust Indenture, the Participation Agreement, the Tax Indemnity Agreement or any other document or instrument relating hereto or thereto, Lessee shall have no responsibility or liability for any amounts payable to the Holders of Certificates in respect of the Break Amount, if any, payable with respect to the Certificates as a result of (x) a purchase of the Certificates pursuant to
Section 2.13 of the Trust Indenture or (y) an Indenture Default that does not also con- stitute an Event of Default. For purposes of paragraph (c) above and the preceding sentence, the "aggregate fair market rental value" or the "fair market sales value" of the Airframe or any Engine or any Part shall be as specified in an Independent Appraisal. At any sale of the Airframe or any Engine or Part pursuant to this Section 15, Lessor, the Indenture Trustee or any Participant may bid for and purchase such property. Except as otherwise expressly provided above, no remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by

Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

                           Section 16.  Federal Bankruptcy Act.  To the extent
consistent with the provisions of Title 11 U.S.C. Section 1110, or any analogous section of the Federal bankruptcy laws, as amended from time to time, it is hereby expressly agreed that, notwithstanding any other provisions of the Federal bankruptcy laws, as amended from time to time, any right of Lessor to take possession of the Aircraft in compliance with the provisions of this Lease shall not be affected by the provisions of the Federal bankruptcy laws, as amended from time to time. The Lessee hereby acknowledges that the Lessor and the Indenture Trustee are entitled to the benefits of Section 1110 of the Bankruptcy Code of 1978, as amended, with respect to the Aircraft.

                           Section 17.  Further Assurances; Financial
Information. Forthwith upon the execution and delivery of each Lease Supplement and Trust Agreement and Indenture Supplement, Lessee will cause such Lease Supplement and Trust Agreement and Indenture Supplement (and, in the case of the initial Lease Supplement and Trust Agreement and Indenture Supplement, this Lease, the Trust Indenture and the Trust Agreement) to be duly filed and, except with respect to the Trust Agreement, recorded in accordance with the Federal Aviation Act. In addition, each of Lessor and Lessee will promptly and duly execute and deliver to the other party hereto such further documents and assurances and take such further action as such other party may from time to time reasonably request in order effectively to carry out the intent and purpose of this Lease, including, without limitation, if requested by Lessor, the execution and delivery of supplements or amendments hereto, in recordable form, subjecting to this Lease any Replacement Airframe or Replacement Engine and the recording or filing of counterparts hereof or thereof, in accordance with the laws of such jurisdictions as Lessor may from time to time deem advisable. Lessee also agrees to furnish Lessor, the Indenture Trustee and the Owner Participant (i) within 60 days after the end of each of the first three quarterly fiscal periods in each fiscal year of Lessee, a consolidated balance sheet of Lessee and its consolidated subsidiaries prepared by it as of the close of such period, together with the related consolidated statements of income for such period, (ii) within 120 days after the close of each fiscal year of Lessee, a consolidated balance sheet of Lessee and its consolidated subsidiaries as of the close of such fiscal year, together with the related consolidated statements of income for such fiscal year, as certified by independent public accountants, (iii) within 120 days after the close of each fiscal year of Lessee, a certificate of Lessee, signed by a Responsible Officer of Lessee, to the effect that the signer has reviewed the relevant terms of the Participation Agreement and this Lease and has made, or caused to be made under his or her supervision, a review of the transactions and condition of Lessee during the accounting period covered by the financial statements referred to in clause (ii) above, and that such review has not disclosed the existence during such accounting period, nor does the signer have knowledge of the existence as at the date of such certificate, of any condition or event which con- stitutes an Event of Default or an event which, with the giving of notice or the passage of time, or both, would become an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Lessee has taken or is taking or proposes to take with respect thereto and (iv) from time to time, such other nonconfidential infor- mation as Lessor may reasonably request.

                           Section 18.  Notices.  All notices required under the
terms and provisions of this Lease shall be in English and in writing, and any such notice may be given by United States mail, courier service, telegram, telemessage, telecopy, telefax, telex, cable or facsimile (confirmed by telephone or in writing in the case of notice by telegram, telemessage, telecopy, telefax, telex, cable or facsimile) or any other customary means of communication, and any such notice shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, (i) if to Lessee, to P.O. Box 619616, Dallas/Fort Worth International Airport, Texas 75261-9616, Attention: Treasurer, or at
4333 Amon Carter Boulevard, Fort Worth, Texas 76155, Attention:  Treasurer,
Facsimile: (817) 967-4318, Telephone: (817) 967-1234 or to such other address as Lessee shall from time to time designate in writing to Lessor, (ii) if to Lessor, to 35 North Sixth Street, Reading, Pennsylvania 19601, Attn: Corporate Trust Administration (AA 1992 MF-1), Facsimile: (215) 320-1349, Telephone:
(215) 320-1348, or at such other address as Lessor shall from time to time designate in





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
writing to Lessee, (iii) if to the Owner Participant or any Loan Participant, to their respective addresses set forth on the signature pages of the Participation Agreement, or to such other address as the Owner Participant or such Loan Participant shall from time to time designate in writing to Lessee and Lessor, and (iv) if to the Indenture Trustee, to 79 South Main Street, Salt Lake City, Utah 84111, Attn: Corporate Trust Department (AA 1992 MF-1), or such other address as the Indenture Trustee shall from time to time designate in writing to Lessor and Lessee.

                           Section 19.  No Setoff, Counterclaim, Etc.  This
Lease is a net lease and Lessee's obligation to pay all Rent payable hereunder shall, except as otherwise provided in Section 3(f), be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, any Participant, the Indenture Trustee or anyone else for any reason whatsoever, (ii) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in or prohibition of the use or possession thereof by Lessee for any reason whatsoever, (iii) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee or any other Person or (iv) any other circumstance, happening or event whatsoever, whether or not unforeseen or similar to any of the foregoing. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees to pay to Lessor or to the Indenture Trustee, as the case may be, an amount equal to each Basic Rent and Supplemental Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof. Each payment of Rent made by Lessee shall be final as to Lessor and Lessee, and Lessee will not seek to recover all or any part of any such payment of Rent from Lessor or from the Indenture Trustee for any reason whatsoever; provided that nothing in this sentence shall be construed to modify or limit in any way Lessee's rights under Section 3(f).

                           Section 20.  Renewal Options; Purchase Options.  (a)
Renewal Options. Lessee shall have the right to extend this Lease with respect to the Aircraft for successive periods of one year each (each such period commencing at the end of the Term, being hereinafter referred to also as a "Renewal Term"). Such options to renew shall be exercised upon irrevocable written notice from Lessee to Lessor given when no Event of Default shall have occurred and be continuing and not less than 270 days prior to the commencement of the first day of each Renewal Term and if no Event of Default (or Payment or Bankruptcy Default) shall have occurred and be continuing on such date, then this Lease shall be extended for the additional period of such Renewal Term on the same conditions provided for herein, and upon such extension, the word "Term" whenever used herein shall be deemed to refer, unless the context otherwise requires, to such Renewal Term; provided that the rental payable during such Renewal Term shall be at a rental rate equal to (i) in the case of each of the first 2 Renewal Term(s), the lesser of (x) the Renewal Term Rate and (y) the fair market rental value for the Aircraft determined within 90 days after such notice of renewal by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an Independent Appraisal, and (ii) in the case of any subsequent Renewal Term, the fair market rental value of the Aircraft determined within 90 days after such notice of renewal by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an Independent Appraisal; and provided further, that the provisions of Section 9 shall not be applicable during any Renewal Term. The amounts which are payable during any such Renewal Term in respect of Termination Value as used in Section 15 and Stipulated Loss Value with respect to the Aircraft shall be determined on the basis of the fair market sales value of the Aircraft as of the commencement of such Renewal Term, amortized on a straight-line basis over such Renewal Term to the fair market sales value of the Aircraft as of the expiration of such Renewal Term, as such fair market sales value in each case is determined prior to the commencement of such Renewal Term by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, as determined by an Independent Appraisal.

                           (b)  Special Purchase Option.  On November 26, 2008,
or, if such date is not a Business Day, on the next succeeding Business Day (the "Special Purchase Option Date"), Lessee shall have the right, at its option, to purchase the Aircraft. Such option to purchase the Aircraft shall be exercised upon irrevocable written notice from Lessee to Lessor given not less than 120 days prior to the Special Purchase Option Date. In the event that Lessee shall have so elected to purchase the Aircraft, on the Special Purchase Option Date, (x) Lessee shall pay the Basic Rent installment due on the Special Purchase Option Date (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance), and at its option shall either (A) pay to Lessor (or, in the case of Supplemental Rent which constitutes Excepted Property, to the Person entitled thereto), in funds of the type specified in Section 3(d), (1) an amount determined by multiplying Lessor's Cost by the Special Purchase Price Percentage (the "Special Purchase Price") (which is equal to the greater of the estimated fair market sales value of the Aircraft, taking into account the encumbrance of the Lease and the estimated fair market sales value of the Aircraft determined without regard to the encumbrance of the Lease, both as of the Special Purchase Option Date as set forth in the opinion received by the Owner Participant described in Section 4(U) of the Participation Agreement), pro- vided, however, and anything in this Section 20(b) to the contrary notwithstanding, in no event shall the Special Purchase Price be less than the principal of, and accrued interest on, the Certificates outstanding on the Special Purchase Option Date, plus (2) all Supplemental Rent due and owing on the Special Purchase Option Date, or (B) assume all of the rights and obligations of the Owner Trustee under the Trust Indenture in respect of the Certificates (including, without limitation, any scheduled payment of principal of or accrued interest on the Certificates due and payable on the Special Purchase Option Date but only to the extent that any Basic Rent installment payable by Lessee pursuant to clause (x) above or previously paid pursuant to this Lease does not cover such scheduled payment of principal or accrued interest on the Certificates and excluding any obligations or liabilities of the Owner Trustee in its individual capacity incurred on or prior to the Special Purchase Option Date, which obligations and liabilities shall remain the sole responsibility of the Owner Trustee in its individual capacity) in accordance with Section 2.16 of the Trust Indenture and simultaneously shall pay to Lessor, in funds of the type specified in Section 3(d), an amount equal to the excess, if any, of the Special Purchase Price over an amount equal to the sum of the principal of the outstanding Certificates on such Special Purchase Option Date, after taking into account any payments of principal or interest made in respect of the outstanding Certificates on such Special Purchase Option Date (assuming that all other payments of principal or interest on the Certificates have been paid) and (y) Lessor will transfer to Lessee, without recourse or warranty (except as to Lessor's Liens (disregarding for this purpose the proviso to the definition thereof)), all of Lessor's right, title and interest in and to the Aircraft and, if Lessee shall not have assumed the rights and obligations of the Owner Trustee under the Trust Indenture in respect of the Certificates as provided for above, Lessor will request the Indenture Trustee to execute and deliver to Lessee an appropriate instrument releasing the Airframe and Engines with respect to which title is transferred from the lien of the Trust Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge thereunder.

                           (c)  Purchase Option.  Lessee shall have the right,
at its option, at the expiration of the Term or of any Renewal Term, to elect to purchase the Aircraft at a price equal to the fair market sales value of the Aircraft, as determined as provided below. Such option to purchase shall be exercised upon written notice from Lessee to Lessor given not less than 270 days prior to the last day of the Term or any Renewal Term, as the case may be. If Lessee shall have so elected to purchase the Aircraft, Lessor shall transfer without recourse or warranty (except as to Lessor's Liens (disregarding for this purpose the proviso to the definition thereof)) the Aircraft to Lessee, against payment by Lessee of the applicable purchase price in immediately available funds. In order to enable Lessee to determine whether it wishes to exercise such election to purchase, the fair market sales value for the Aircraft shall, at Lessee's request made in sufficient time to permit such determination, be determined not less than 300 days prior to the end of the Term or any Renewal Term by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an Independent Appraisal.

                           Section 21.  Successor Owner Trustee.  Lessee agrees
that, in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement and Section 9(d) of the Participation Agreement, such successor Owner Trustee shall succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor of the Aircraft for all purposes without in any way altering the terms of this Lease or Lessee's obligations





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hereunder.  Lessee further agrees that in the case of the appointment of any additional trustee to act as co-trustee or as a separate trustee pursuant to the terms of the Trust Agreement and Section 9(d) of the Participation Agreement, such additional trustee shall acquire such rights, power and title of Lessor hereunder as are specified in the instruments appointing such additional trustee, without in any way altering the terms of this Lease or Lessee's obligations hereunder. One such appointment and designation of a successor or additional Owner Trustee shall not exhaust the right to appoint and designate further successor or additional Owner Trustees pursuant to the Trust Agreement and Section 9(d) of the Participation Agreement, but such right may be exercised repeatedly as long as this Lease shall be in effect.

                           Section 22.  Security for Lessor's Obligation to
Holders of Certificates. In order to secure the indebted- ness evidenced by the Certificates, Lessor has agreed in the Trust Indenture, among other things, to assign to the Indenture Trustee this Lease and the Lease Supplements and to mortgage in favor of the Indenture Trustee all of Lessor's right, title and interest in and to the Aircraft, subject to the reservations and conditions therein set forth. To the extent, if any, that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart hereof other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.

                           Section 23.  Lessor's Right to Perform for Lessee.
If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein and such failure can be cured with the payment of money, Lessor may, on behalf of Lessee and upon prior notice to Lessee, itself make such payment. The amount of any such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment shall be deemed Supplemental Rent, payable by Lessee upon demand.

                           Section 24.  Maintenance of Certain Engines.
Notwithstanding anything to the contrary contained herein, an aircraft engine which is not an Engine, but which is





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installed on the Airframe, shall be maintained in accordance with Section 7(a).

                           Section 25.  Investment of Security Funds;
Miscellaneous. Any moneys required to be paid to or retained by Lessor which are not required to be paid to Lessee pursuant to Section 10(f) or 11(b) solely because an Event of Default (or Payment or Bankruptcy Default) hereunder shall have occurred, or which are required to be paid to Lessee pursuant to Section 10(c) or 11(b) after completion of a replacement to be made pursuant to Section 10(a) shall, until paid to Lessee as provided in Section 10 or 11 or applied as provided herein or in the Trust Agreement and Trust Indenture, be invested in Permitted Investments by Lessor (unless the Trust Indenture shall not have been discharged, in which case, by the Indenture Trustee as provided in Section 3.07 of the Trust Indenture) from time to time as directed in writing by Lessee. So long as no Payment or Bankruptcy Default or Event of Default shall have occurred and be continuing, there shall be promptly remitted to Lessee as a rebate of Rent any gain (including interest received) realized as the result of any such investment (net of any reasonable fees, commissions and other expenses, if any, incurred in connection with such investment) and Lessee will promptly pay to Lessor or the Indenture Trustee, as the case may be, on demand, the amount of any loss realized as the result of any such investment (together with any reasonable fees, commissions and other expenses, if any, incurred in connection with such investment), such amount to be disposed of in accordance with the terms of the Trust Agreement and the Trust Indenture.

                           Section 26.  Concerning the Lessor.  Meridian Trust
Company is entering into this Lease Agreement solely in its capacity as Owner Trustee under the Trust Agreement and not in its individual capacity (except as expressly stated herein) and in no case shall Meridian Trust Company (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Lessor hereunder; provided, however, that Meridian Trust Company (or any such successor Owner Trustee) shall be personally liable hereunder for its own gross negligence or willful misconduct and for its breach of its covenants, representations and warranties contained herein, to the extent expressly covenanted or expressly made in its individual capacity.





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                           Section 27.  Sublessee's Performance and Rights.  Any
obligation imposed on Lessee in this Lease shall require only that Lessee perform or cause to be performed such obligation, even if stated herein as a direct obligation, and the performance of any such obligation by any sublessee or transferee under a sublease or transfer agreement then in effect shall constitute performance by Lessee and to the extent of such performance discharge such obligation by Lessee. Except as otherwise expressly provided herein, any right granted to Lessee in this Lease shall grant Lessee the right to exercise such right or permit such right to be exercised by any such sublessee or transferee, it being understood that this sentence is subject to the proviso immediately following clause (ix) of Section 7(b). The inclusion of specific references to obligations or rights of any such sublessee or transferee in certain provisions of this Lease shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such sublessee or transferee has not been made in this Lease.

                           Section 28.  Miscellaneous.  Any provision of this
Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered, subject to Section 21, shall be an original, but all such counterparts shall together constitute but one and the same instrument. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered





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
sections, unless otherwise indicated, are to sections of this Lease. Except as otherwise provided in Section 3(b), whenever the date scheduled for any payment of Rent to be made hereunder shall not be a Business Day, then such payment need not be made on such scheduled date but may be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day. Lessee agrees that all Rent shall be paid by it from the United States.

                           THIS LEASE AGREEMENT HAS BEEN DELIVERED IN THE STATE
OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.





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
                           IN WITNESS WHEREOF, Lessor and Lessee have each
caused this Lease Agreement to be duly executed as of the day and year first above written.

                                        LESSOR:

                                        MERIDIAN TRUST COMPANY,
                                            not in its individual capacity,
                                            except as expressly stated herein,
                                            but solely as Owner Trustee

                                        By ______________________________
                                           Name:
                                           Title:

                                        LESSEE:

                                        AMERICAN AIRLINES, INC.

                                        By ______________________________
                                           Name:
                                           Title:

                           CERTAIN OF THE RIGHT, TITLE AND INTEREST IN AND TO
THIS LEASE AGREEMENT OF MERIDIAN TRUST COMPANY, AS OWNER TRUSTEE UNDER THE TRUST AGREEMENT (AA 1992 MF-1), DATED AS OF MAY 15, 1992, BETWEEN MERIDIAN TRUST COMPANY AND THE OWNER PARTICIPANT NAMED THEREIN, HAS BEEN ASSIGNED TO AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF FIRST SECURITY BANK OF UTAH, N.A., INDENTURE TRUSTEE, UNDER THE TRUST INDENTURE AND SECURITY AGREEMENT (AA 1992 MF-1), DATED AS OF MAY 15, 1992, FOR THE BENEFIT OF THE HOLDERS OF THE CERTIFICATES REFERRED TO IN SUCH TRUST INDENTURE AND SECURITY AGREEMENT. THIS LEASE AGREEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. ONLY THAT COUNTERPART TO BE DEEMED THE ORIGINAL COUNTERPART FOR CHATTEL PAPER PURPOSES CONTAINS THIS RECEIPT THEREFOR EXECUTED BY FIRST SECURITY BANK OF UTAH, N.A., AS INDENTURE TRUSTEE, ON THE SIGNATURE PAGES THEREOF AND NO SECURITY INTEREST IN THIS LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OF ANY COUNTERPART OTHER THAN THIS EXECUTED ORIGINAL COUNTERPART. SEE SECTION 22 FOR INFORMATION CONCERNING THE RIGHTS OF THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.

                           Receipt of this original counterpart of the
foregoing Lease Agreement is hereby acknowledged on this ____ day of __________, 199_.


                                        FIRST SECURITY BANK OF UTAH, N.A.

                                        as Indenture Trustee


                                        By __________________________________
                                           Name:
                                           Title:





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